Exhibit 99.2

The Right Properties in the Right Markets June 2008

Table of Contents _____ Pg. 1 Portfolio Overview 3 Orange County, CA 7 Metro D.C. 11 San Francisco Bay Area, CA 15 Tampa, FL 19 Seattle, WA 23 Baltimore, MD 27 LA County, CA 31 Orlando, FL 35 Richmond, VA 39 Dallas, TX 43 Nashville, TN 47 San Diego County, CA 51 Monterey, CA 53 Jacksonville, FL 55 Norfolk / Virginia Beach, VA 57 Inland Empire, CA 59 Phoenix, AZ 61 Sacramento, CA 63 Portland, OR 65 Austin, TX

UDR (NYSE:UDR) is a leading multifamily real estate investment trust (REIT) with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. For over 30 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. Additional information can be found on the Company's website at www.udr.com.

UDR Portfolio Characteristics

Rank	Market	Pro forma NOI % of Total*	Same Store Homes	Non-Mature Homes	Average Monthly Rent**
1	Orange County, CA	14.4	4,067	--	$ 1,573
2	Metro D.C.	12.1	2,097	1,888	1,325
3	San Francisco Bay Area, CA	8.7	1,768	321	1,785
4	Tampa, FL	6.4	3,081	209	962
5	Seattle, WA	5.5	1,199	71	1,117
6	Baltimore, MD	5.3	1,556	564	1,173
7	LA County, CA	5.1	1,052	328	1,535
8	Orlando, FL	4.8	2,140	1,027	983
9	Richmond, VA	4.6	1,958	253	987
10	Dallas, TX	4.0	305	4,147	1,609
11	Nashville, TN	3.5	1,874	386	869
12	San Diego County, CA	3.1	1,123	--	1,368
13	Monterey / Salinas, CA	3.1	1,565	--	999
14	Jacksonville, FL	2.9	1,557	300	870
15	Norfolk / Virginia Beach, VA	2.8	1,438	--	964
16	Inland Empire, CA	2.8	660	414	1,165
17	Phoenix, AZ	2.1	914	--	960
18	Sacramento, CA	1.6	914	--	915
19	Portland, OR	1.4	716	--	973
20	Austin, TX	1.4	250	--	954
	TOTAL:	**95.6%**	**30,234**	**9,908**	**$ 1,168**

*EOY 2008 pro forma full portfolio NIO, including jvs, planned acquisitions, developments, redevelopments, etc.
**As of March 31, 2008

1

In the first quarter of 2008, UDR transformed its portfolio by completing a $1.7 billion sale of 25,684 homes and acquiring 2,718 homes in six new communities. As a result of these transactions: Our properties are concentrated in markets with high rent growth, strong job growth and low single family home affordability, and UDR’s average monthly rent has grown to nearly $1,200. More than 95 percent of our net operating income comes from our top 20 markets — with 46 percent coming from the West Coast and 27 percent coming from the Washington DC corridor. We intend to create value through redevelopment and development of key properties in the portfolio. At March 31, 2008, our development pipeline totaled $2.6 billion. Approximately six _____ % NOI per Market percent of the pipeline is in lease-up, 35 percent West Coast — 46% is under construction and three percent is in land. East Coast — 27% The remaining 56 percent includes operating Florida — 16% properties generating NOI. Texas — 6% Tennessee — 3% Arizona — 2% Average Monthly Rents vs. Peers Portfolio at a Glance March 31, 2008 AVB $1,831 Same Communities 32,342 BRE $1,427 2008 Acquired Communities 2,718 EQR $1,366 2007 Acquired Communities 2,327 ESS $1,365 Redevelopment Communities 2,556 PPS $1,287 Held for Disposition 1,101 UDR $1,168 Development and Other 2,515 HME $1,129 Total Homes 43,559 CPT $1,033 AIV $893 CLP $831 MMA $738 Source: Merrill Lynch Apartment Monitor, 1Q 2008 and Internal Company Reports

Orange County Market Fact Sheet
Market Statistics & Peer Comparison

Orange Co. Portfolio	Homes
Same Store Pool	4,067
Non-Matures	—
Development Pipeline	260

Total	4,327
1Q08 Mo. Inc./ Home (SS)	$1,573
1Q08 Occupancy	95%
Source: Company Reports

Company	# of Homes	Ave. Rent
CPT	1,216	$1,659
EQR	3,179	1,601
BRE	2,899	1,574
UDR	4,067	1,573
HME	2,016	1,542
AIV	247	1,499
AVB	1,174	1,486

	14,798	$1,574
Sources: 1Q ’08 SSP Homes — Axiometrics; 1Q ’08 SSP Ave. Rent — Merrill Lynch
Orange County is UDR’s
#1 market, and is expected
to contribute 14.4% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Orange County Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$1,495	Ave. Market Rent	$1,574	Population	2,997,033
Occupancy Rate (Q4)	93.1%	Mo Payment (Entry Level*):		Job Growth	-0.8%
Rental Rate Growth	-2.0%	Home	$3,610	Median Income	$78,700
Effective Rent (‘09F)	$1,551	Condo	$3,048	Housing Stock
Effective Rent (‘10F)	$1,616	Median Home Price	$630,000	Renter	386,511
Multifamily Permits	5,277	Housing Affordability Index	57.2	% of Total	37.8%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
The Orange County, California market represents UDR’s largest concentration of apartment homes as measured by NOI. These homes are in premier coastal locations and many communities are just minutes from the beach.
The Company is creating value in this market through the following initiatives:
•	Acquisitions: Mesa Verde Villas, a 296 unit community, was purchased on May 15th in Costa Mesa, CA. This community is a twin to Pine Brook Village, a 200 unit community. The property was constructed by the same builder as Pine Brook Village. The two properties share the same architecture, design and floor plans. Pine Brook Village and Mesa Verde also share the main entry into both properties, making Mesa Verde an excellent candidate to be merged with Pine Brook. This merger creates value immediately through operating efficiencies in leasing staff, maintenance staff and purchasing.
•	Development: Foxborough, a 260 home, $77M development in Orange, CA
•	Redevelopment: More than 1,600 kitchen and bath renovations have been completed at an average cost of $10,800 and we are realizing an average annual return of 13.3%. Example of average rent increases include Huntington Vista: $1,600 before, $1,775 after, a 10.9% increase
The local economy has recently softened due to the loss of 7,000 jobs in the sub-prime lending industry, but long term prospects are excellent. The region enjoys employment diversity, a highly educated work force and an attractive year round climate affording a variety of recreational activities.

Orange County
Market Fact Sheet
Villa Venetia Foxborough Missions at Back Bay

Orange County
Market Fact Sheet
Coronado South Coronado North Mesa Verde* Acquired 2Q ‘08 Harbor at Mesa Verde

Orange County
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Harbor at Mesa Verde	384	1965	K/B	94%	$1,621
2 Pine Brook Village	200	1979	K/B	97%	1,718
3 Pacific Shores	264	1971	K/B	96%	1,559
4 Huntington Vista	220	1970	K/B	95%	1,768
5 Pacific Palms	149	1962		96%	1,314
6 Missions at Back Bay	104	1969	K/B	95%	1,517
7 Coronado North	732	1968	K/B	94%	1,455
8 Huntington Villas	400	1972	K/B	97%	1,682
9 Villa Venetia	468	2008	K/B	95%	1,662
10 Vista Del Ray	116	1969	K/B	99%	1,414
11 Foxborough	90	1969		96%	1,816
12 The Arboretum at Lake Forest	225	1970	K/B	94%	1,591
13 Coronado South	715	1970	K/B	95%	1,504

Grand Total	4,067			95%	$1,573

*As of 1Q 2008

			Budgeted	Cost per	Expected
Development Pipeline	Expected Return	# of Homes	Cost	Home	Completion
(11) Foxborough II	6.0%-6.5%	260	$76,562	$294,469	2011

Total		260	$76,562

Metro D.C. Market Fact Sheet
Market Statistics & Peer Comparison

Metro DC Portfolio	Homes
Same Store Pool	2,097
Non-Matures	1,888
Development Pipeline	813

Total	4,798
1Q08 Mo. Inc./ Home (SS)	$1,325
1Q08 Occupancy	96%
Source: Company Reports

Company	# of Homes	Ave. Rent
AVB	2,793	$1,735
CPT	2,740	1,446
EQR	7,740	1,395
UDR	2,097	1,325
HME	4,549	1,184
AIV	8,340	1,120

	28,259	$1,313
Sources: 1Q ’08 SSP Homes — Axiometrics; 1Q ’08 SSP Ave. Rent — Merrill Lynch
Metro DC is UDR’s
#2 market, and is expected
to contribute 12.1% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Metro DC Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$1431	Ave. Market Rent	$1,313	Population	4,151,047
Occupancy Rate (Q4)	94.2%	Mo Payment (Entry Level*):		Job Growth	0.9%
Rental Rate Growth	2.3%	Home	$2,353	Median Income	$94,500
Effective Rent (’09F)	$1,434	Condo	$1,971	Housing Stock
Effective Rent (‘10F)	$1,518	Median Home Price	$400,100	Renter	558,818
Multifamily Permits	6,685	Housing Affordability Index	103.1	% of Total	33.7%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
In the 1st quarter of 2008, we acquired two communities (Delancey at Shirlington and Circle Towers) with 847 homes. UDR intends to expand its presence in this market by buying communities in lease-up and well located properties with renovation potential
Value Creation:
•	In the first quarter of 2008 we purchased Circle Towers, a mixed use development that includes 606 apartment homes and more than 50,000 SF of office and retail space for $144.3M. This project is slated for redevelopment in 2009.
•	In the first quarter of 2008 we completed the interior renovation portion of the full redevelopment of Wellington Place, a 372 home community in Manassas, VA that we purchased for $50.1M or $135,000 per home in 2005. Following the completion of the exterior upgrades, we expect to realize an 8.0% cash on cash return from the incremental investment, a nearly 30% improvement in cash flow, and estimate value creation of over $11M.
•	The 2nd quarter of 2008 will see the start of major work for the full redevelopment of Taylor Place, a 218 home mid-rise community, located in Arlington, VA. This $13.9M redevelopment project is expected to realize a 8.0% return on incremental investment, a 41% improvement in cash flow, and estimated value creation of $18M.
•	We’ve completed more than 1,500 kitchen and bath renovations at an average cost of $9,836 and are realizing an average annual return of 9.2%.
•	We intend to construct an 11 story tower on existing property adjacent to Waterside Towers; a 550 home mid-rise structure located 15 minutes from the National Mall.

Metro D.C.
Market Fact Sheet

Metro D.C.
Market Fact Sheet

Metro D.C.
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Dominion Middle Ridge	280	1990	K/B	94%	$1,273
2 Dominion Lake Ridge	192	1987	K/B	95%	1,272
3 Presidential Greens	396	1988	K/B	96%	1,105
4 Taylor Place	218	2008	Full	98%	1,472
5 Ridgewood I	274	1988	K/B	96%	1,373
6 The Calvert	187	1962	K/B	95%	1,341
7 Waterside Towers	550	1971	K/B	98%	1,437

Subtotal	2,097			96%	1,325
Non-Mature
8 Andover House	171	2004		98%	2,307
9 Sullivan Place — In Lease-Up	498	2007		65%	1,617
10 Wellington Place — Under Redev.	372	2007	Full	77%	1,115
11 Delancey at Shirlington (in Lease-up)	241	2008		76%	2,024
12 Circle Towers	606	1972	Full	92%	1,507

Subtotal	1,888				1,581

Grand Total	3,985				$1,441

*As of 1Q 2008

		# of	Budgeted	Cost per	Expected
Development Pipeline	Expected Return	Homes	Cost	Home	Completion
13 2400 14th Street	5.5%-6.0%	255	$124,000	$486,275	2010
(7) Waterside Towers	TBD	198	101,000	510,101	TBD
14 Signal Hill — Woodbridge, VA	6.0%-6.5%	360	75,000	$208,333	2010

Total		813	$300,000

San Francisco
Market Fact Sheet

Market Statistics & Peer Comparison

San Francisco Portfolio	Homes
Same Store Pool	1,768
Non-Matures	321
Development Pipeline	200

Total	2,289
1Q08 Mo. Inc./ Home (SS)	$1,785
1Q08 Occupancy	96%
Source: Company Reports

Company	# of Homes	Ave. Rent
AVB	2,482	$2,151
BRE	775	1,809
UDR	1,768	1,785
ESS	846	1,766
EQR	736	1,601
AIV	418	1,485

	7,025	$1,878
Sources: 1Q ‘08 SSP Homes — Axiometrics; 1Q ‘08 SSP Ave. Rent — Merrill Lynch
San Francisco is UDR’s
#3 market, and is expected
to contribute 8.7% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
San Francisco Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$2,061	Ave. Market Rent	$1,878	Population	1,720,056
Occupancy Rate (Q4)	95.8%	Mo Payment: Entry Level*:		Job Growth	2.2%
Rental Rate Growth	2.2%	Home	$4,551	Median Income	$86,500
Effective Rent (‘09F)	$2,008	Condo	$3,845	Housing Stock
Effective Rent (‘10F)	$2,100	Median Home Price	$840,000	Renter	347,146
Multifamily Permits	3,206	Housing Affordability Index	49.6	% of Total	47.5%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
In the first quarter of 2008, UDR acquired Edgewater, a 193 home community in the Mission Bay district of San Francisco. The property was constructed in 2007 and is strategically located near public transportation and entertainment venues. Rents range from $2,200 for a studio apartment to $3,800 for a two bedroom home.
In the fourth quarter, 2007, the Company expanded its presence in this market with the purchase of 104 apartment homes in San Rafael. The community is located directly adjacent to Highlands of Marin, an existing UDR property. Both properties will be completely renovated with new exterior siding, kitchens, baths, and more with expected rent increases of approximately $200 — $250 per home.
The company is improving existing homes though its kitchen and bath renovation program:
•	Over 350 kitchen and bath renovations have been completed at an average cost of $14,250 and we are realizing an average annual return of 9.8%.
•	Example of average rent increases: $1,270 before, $1,337 after, a 5.3% increase
The region enjoys employment diversity, a highly educated work force and an attractive year round climate affording a variety of recreational activities. The median existing home price is $840,000 making this one of the least affordable markets in the U.S. UDR plans to expand its presence in this market.

San Francisco
Market Fact Sheet
Edgewater

San Francisco
Market Fact Sheet
Birch Creek River Terrace 2000 Post Highlands of Marin

San Francisco
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 2000 Post Street I	304	1987	K/B	98%	$2,230
2 Birch Creek	184	1968		97%	1,741
3 Highlands of Marin	220	2008	Full	94%	1,615
4 Marina Playa	272	1971		98%	1,640
5 Crossroads Apartments	130	1986	K/B	93%	1,414
6 River Terrace	250	2005		96%	2,043
7 Lake Pines	288	2008		96%	1,522
8 Bay Terrace	120	1962		98%	1,819

Subtotal	1,768			96%	1,785
Non-Mature
(1) 2000 Post Street II	24	2006	K/B	63%	2,412
(3) Highlands of Marin II	104	2008	Full	98%	1,339
9 Edgewater	193	2008		98%	~3,000

Subtotal	321				2,418

Grand Total	2,089				$1,882

*As of 1Q 2008

			Budgeted	Cost per	Expected
Development Pipeline	Expected Return	# of Homes	Cost	Home	Completion
(8) Bay Terrace	5.5%-6.0%	200	$78,906	$394,528	2010

Total		200	$78,906

Tampa Market Fact Sheet
Market Statistics & Peer Comparison

Tampa Portfolio	Homes
Same Store Pool	3,081
Non-Matures	209
Development Pipeline	249

Total	3,593
1Q08 Mo. Inc./ Home (SS)	$962
1Q08 Occupancy	95%
Source: Company Reports

Company	# of Homes	Ave. Rent
UDR	3,081	$962
CPT	5,225	855
MAA	1,120	852
EQR	2,887	823
AIV	4,265	796

	16,578	$854
Sources: 1Q ’08 SSP Homes & Avg. Rent — Axiometrics;
Tampa is UDR’s
#4 market, and is expected
to contribute 6.4% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Tampa Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$869	Ave. Market Rent	$854	Population	2,723,949
Occupancy Rate (Q4)	92.1%	Mo Payment: Entry Level*:		Job Growth	-0.5%
Rental Rate Growth	-1.5%	Home	$1,372	Median Income	$53,900
Effective Rent (‘09F)	$878	Condo	$1,129	Housing Stock
Effective Rent (‘10F)	$896	Median Home Price	$201,600	Renter	360,743
Multifamily Permits	3,580	Housing Affordability Index	116.4	% of Total	27.9%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
The Company has demonstrated success in creating additional value from its Tampa properties in a variety of ways:
•	Redevelopment — we recently completed full redevelopment of two communities totaling 609 units. In addition to the redevelopment program, we have completed more than 1,600 kitchen and bath renovations.

•	New Development — We have a pre-sale agreement to purchase upon completion in 2009 a 249 home community, Vintage Lofts, at North Hyde Park in Tampa. The budgeted cost is $48.1M or $193,400 per home.
Recent issues in the housing and lending sectors have slowed Tampa’s economy but AXIOMetrics forecasts solid job growth in a number of sectors, including education and health services, government, other services, leisure and hospitality and trade, transportation and utilities.

Tampa
Market Fact Sheet

Tampa
Market Fact Sheet

Tampa
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Summit West	266	1972	—	94%	$859
2 Lakewood Place	346	1986	K/B	94%	853
3 Hunters Ridge	352	1992	K/B	90%	841
4 Bay Meadows	288	1985	K/B	98%	992
5 Cambridge Woods	275	1985	K/B	97%	865
6 Sugar Mill Creek	212	1988	K/B	94%	907
7 Inlet Bay at Gateway	464	1988	Full	97%	990
8 MacAlpine Place	478	2001	—	95%	1,126
9 Island Walk	400	1985	Full	93%	1,073

Subtotal	3,081			95%	962
Non-Mature
10 The Breyley Apartments	209	1977	Full	98%	952

Subtotal	209			84%	952

Grand Total	3,290				$961

*As of 1Q 2008

	Expected		Budgeted	Cost per	Expected
Development Pipeline	Return	# of Homes	Cost	Home	Completion
11 Vintage Lofts (Presale)	6.5%-7.0%	249	$48,100	$193,400	2009

Total		249	$48,100

Seattle Market Fact Sheet
Market Statistics & Peer Comparison

Seattle Portfolio	Homes
Same Store Pool	1,199
Non-Matures	71
Development Pipeline	704

Total	1,974
1Q08 Mo. Inc./ Home (SS)	$1,117
1Q08 Occupancy	96%
Source: Company Reports

Company	# of Homes	Ave. Rent
AVB	2,892	$1,295
BRE	3,068	1,252
UDR	1,280	1,117
ESS	4,553	1,130
EQR	6,967	1,119
AIV	364	1,023

	19,124	$1,168
Sources: 1Q ’08 SSP Homes & Avg. Rent — Axiometrics;
Seattle is UDR’s
#5 market, expected to
contribute 5.5% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Seattle Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$1,187	Ave. Market Rent	$1,168	Population	2,536,182
Occupancy Rate (Q4)	94.1%	Mo Payment: Entry Level*:		Job Growth	2.9%
Rental Rate Growth	0.5%	Home	$2,274	Median Income	$75,600
Effective Rent (‘09F)	$1,193	Condo	$1,903	Housing Stock
Effective Rent (‘10F)	$1,246	Median Home Price	$377,500	Renter	396,722
Multifamily Permits	8,476	Housing Affordability Index	91.8	% of Total	36.9%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
The Company has been expanding its presence in the Seattle/Bellevue market. Recent activity includes:
•	Closing on a 49% joint venture interest in 989 Elements in January, 2007. This is a recently completed 23-story high-rise mixed use property located in the central business district of Bellevue with 166-apartment homes and 17,611 square feet of commercial space.
•	The acquisition of Borgata Apartments in May, 2007. This is a mixed-use community with 71-apartment homes and 5,358 square feet of retail space in Bellevue. The community was completed in 2001 and will be undergoing kitchen and bath upgrades.
Two joint venture developments are underway with Su Development in which UDR has a 49% interest:
•	Ashwood Commons, a 271 home high-rise community with ground floor retail. Construction is underway and expected completion is end of 2008.
•	Bellevue Plaza, a 400 home high rise community with ground floor retail. Construction is underway and completion is expected in late 2010.
Seattle enjoys a strong and diverse local economy with a highly educated work force. 2007 job growth was 2.9% and AXIOMetrics forecasts 1.9% growth for 2008 and 2009, both approximately double their forecast for the U.S. average.

Seattle
Market Fact Sheet

Seattle
Market Fact Sheet

Seattle
Market Fact Sheet

			Year Built			Inc. per Occ.
Operating Properties	# Homes		ReDev	Redev.	Occupancy*	Home*
1 Hilltop	156		1985	K/B	97%	$959
2 Crown Pointe	196		1987	K/B	97%	918
3 Arbor Terrace	276		1996	K/B	95%	919
4 Aspen Creek	162		1996	—	92%	969
5 The Hawthorne Apartments	284		2003	—	96%	1,400
6 The Kennedy Building	125		2005	—	96%	1,604

Subtotal	1,199				95%	1,117
Non-Mature and Other
7 989 Elements (JV)	166		2007		94%	2,105
8 Borgata Apartment Homes	71		2007	K/B	93%	2,352

Subtotal	71	*				2,178

Grand Total	1,270					$1,660

*As of 1Q 2008

		# of	Budgeted Cost	Cost per	Expected
Development Pipeline	Expected Return	Homes	(000)	Home	Completion
7 Ashwood Commons/Elements II	6.0%-6.5%	274	$97,000	$358,000	2008
9 Bellevue Plaza	6.0%-6.5%	430	135,000	$270,000	2010

Total		704	$232,000

*Excludes joint venture homes

Baltimore
Market Fact Sheet

Market Statistics & Peer Comparison

Baltimore Portfolio	Homes
Same Store Pool	1,556
Non-Matures	564
Development Pipeline	—

Total	2,120
1Q08 Mo. Inc./ Home (SS)	$1,173
1Q08 Occupancy	97%
Source: Company Reports

Company	# of Homes	Ave. Rent
CPT	628	$1,436
AVB	1,290	1,205
AIV	1,247	1,186
UDR	1,566	1,173
EQR	438	1,082
HME	4,715	1,054

	9,884	$1,135
Sources: 1Q ’08 SSP Homes & Avg. Rent — Axiometrics;
Baltimore is UDR’s
#6 market, and is expected
to contribute 5.3% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Baltimore Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$1,147	Ave. Market Rent	$1,135	Population	2,668,056
Occupancy Rate (Q4)	95.1%	Mo Payment: Entry Level*:		Job Growth	0.9%
Rental Rate Growth	2.5%	Home	$1,865	Median Income	$75,800
Effective Rent (‘09F)	$1,151	Condo	$1,552	Housing Stock
Effective Rent (‘10F)	$1,194	Median Home Price	$275,100	Renter	344,827
Multifamily Permits	1,515	Housing Affordability Index	120.3	% of Total	31.3%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
In the 1st quarter of 2008, we acquired Dulaney Crescent, a 264-home community in Towson, MD. The Company has demonstrated success in creating additional value in this market in a variety of ways:
•	Redevelopment – we are nearing the completion of the full redevelopment of Dominion Great Oaks, a 300-home community now known as Ellicott Grove. This is expected to result in a 7.9% cash-on-cash return with a 43% growth in cash flow to $3.3 million, for total value creation of $16 million.
In addition to the redevelopment program, we have completed more than 1,000 kitchen and bath renovations.
The area has a stable employment base led by substantial government jobs and institutional employment in the education and health sectors. The median existing home price is $275,100 making it less affordable than the national average.

Baltimore
Market Fact Sheet
Dulaney At Crescent Ellicott Grove redeveloped 2008

Baltimore
Market Fact Sheet
Arbor View Dominion Kings Place Calvert’s Walk tamar Meadow

Baltimore
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Dominion Kings Place	170	1983	K/B	97%	$1,187

2 Dominion at Eden Brook	232	1984	K/B	97%	1,209
3 Dominion Constant Friendship	136	1990	K/B	94%	1,107

4 Lakeside Mill	192	1989	K/B	98%	1.104
5 Tamar Meadow	178	1990	K/B	97%	1,439

6 Calvert’s Walk	276	1988	K/B	96%	1,104
7 Arborview	372	1992	K/B	97%	1,129

Subtotal	1,556			97%	1,173
*As of 1Q 2008
Non-Mature and Other
8 Dulaney Crescent	264	2003		96%	1,400
9 Ellicott Grove	300	2008		73%	1,016

Subtotal	564				1,196

Grand Total	2,120				$1,179

Los Angeles County Market Fact Sheet
Market Statistics & Peer Comparison

LA County Portfolio	Homes
Same Store Pool	1,052
Non-Matures	328
Development Pipeline	516

Total	1,896
1Q08 Mo. Inc./ Home (SS)	$1,535
1Q08 Occupancy	95%
Source: Company Reports

Company	# of Homes	Ave. Rent
AIV	1,980	$2,266
CPT	538	2,013
AVB	2,077	1,914
ESS	2,958	1,892
BRE	2,142	1,797
EQR	5,831	1,691
UDR	1,052	1,535

	16,578	$1,838
Sources: 1Q ’08 SSP Homes & Avg. Rent — Axiometrics;
LA County is UDR’s
#7 market, and is expected
to contribute 5.1% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
LA County Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$1,838	Ave. Market Rent	$1,838	Population	9,878,554
Occupancy Rate (Q4)	95.2%	Mo Payment: Entry Level*:		Job Growth	0.3%
Rental Rate Growth	0.4%	Home	$3,024	Median Income	$56,500
Effective Rent (‘09F)	$1,860	Condo	$2,546	Housing Stock
Effective Rent (‘10F)	$1,931	Median Home Price	$521,000	Renter	1,681,679
Multifamily Permits	10,806	Housing Affordability Index	48.5%	% of Total	50.1%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
UDR is expanding its presence in this market with one recent acquisition and two new developments:
•	Tierra Del Rey, Marina del Ray, CA — 170-home community acquired in Q4 2007 for $76 million. Built in 1999, this community is undergoing a kitchen and bath renovation.
•	Jefferson at Marina del Rey — 298 homes at an average cost of $463,000 per home, being developed in a joint venture with JPI. Completion is expected in the first quarter, 2008.
•	Grandview, Glendale, CA — wholly owned development of 218 homes at an average cost of $307,000 per home, expected to yield a return of 6.0% — 6.5%. This project is underway with an expected completion of late 2009.
The local economy has recently softened, however key local industries including Leisure and Hospitality, Other Services, and Education and Health Services, the entertainment sector and the ports of Los Angeles and Long Beach remain strong. The region enjoys a highly educated work force and an attractive year round climate affording a variety of recreational activities.
The median existing home price is $521,000 placing it among the least affordable markets in the U.S.

Los Angeles County
Market Fact Sheet

Los Angeles County
Market Fact Sheet

Los Angeles County
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 The Crest at Phillips Ranch	501	1989	K/B	97%	$1,616
2 Rosebeach	174	1970	K/B	95%	1,429
3 The Villas at San Dimas	156	1981	K/B	93%	1,497
4 The Villas at Bonita	102	1981		95%	1,472
5 Ocean Villas	119	1965		95%	1,440

Subtotal	1,052			95%	1,535
Non-Mature and Other
6 Tierra del Rey	170	1999	K/B	92%	2,605
7 Pine Avenue	158	1987	Full	69%	1,348

Subtotal	328				$2,089

Grand Total	1,380

*As of 1Q 2008

		# of	Budgeted	Cost per	Expected
Development Pipeline	Expected Return	Homes	Cost ($000)	Home	Completion
8 Marina Del Rey	5.5% - 6.0%	298	$138,000	$463,087	2008
9 Grandview		218	67,419	$309,261	2010

Total		516	$205,419

Orlando Market Fact Sheet
Market Statistics & Peer Comparison

Orlando Portfolio	Homes
Same Store Pool	2,140
Non-Matures	1,027
Development Pipeline	395

Total	3,562
1Q08 Mo. Inc./ Home (SS)	$983
1Q08 Occupancy	92%
Source: Company Reports

Company	# of Homes	Ave. Rent
CLP	2,251	$996
UDR	2,140	983
CPT	3,296	925
EQR	7,296	902
AIV	3,888	851
MAA	288	839

	19,159	$915
Sources: 1Q ’08 SSP Homes & Avg. Rent — Axiometrics;
Orlando is UDR’s
#8 market, and is expected
to contribute 4.8% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Orlando Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$920	Ave. Market Rent	$915	Population	2,032,496
Occupancy Rate (Q4)	93.2%	Mo Payment: Entry Level*:		Job Growth	1.7%
Rental Rate Growth	-1.2%	Home	$1,570	Median Income	$54,900
Effective Rent (‘09F)	$910	Condo	$1,299	Housing Stock
Effective Rent (‘10F)	$921	Median Home Price	$240,400	Renter	274,932
Multifamily Permits	7,309	Housing Affordability Index	91.8%	% of Total	32.2%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
UDR has demonstrated success in creating addition value from its Orlando properties in a variety of ways:
•	Redevelopment – we recently completed full redevelopment of two communities: Altamira Place and Canopy Villas (656 units).

•	Kitchen and Bath Program: We’ve completed more than 800 kitchen and bath renovations at an average cost of $13,800 and are realizing an average annual return of 9.8%.

•	New Development: This included a presale agreement to purchase upon completion a 370 home community, The Place at Millenia in Orlando. In the first quarter of 2008, we completed the purchase at a cost of $50.1M or $135,127 per home.
Orlando’s economy has been impacted by the housing slump and high fuel prices; however, Real Data reports that in the past year the area added over 18,000 new jobs, with education and health services and professional and business services as the fastest growing industries. The local economy in influenced by the leisure and hospitality industry but is diversified with significant employment in the transportation and utility sectors as well.

Orlando
Market Fact Sheet
Ashton At Waterford Lakes Regatta Shores Seabrook

Orlando
Market Fact Sheet
Altamira Place - Redeveloped 2007 Canopy Villas - Redeveloped 2008 Millenia Mail Phase I - Completed 2008 Phase II - Expected Completion 2010

Orlando
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Seabrook	200	2004		88%	$999
2 Regatta Shores	256	2007	Full	90%	827
3 Alafaya Woods	296	2006	Full	91%	998
4 Los Altos	328	2004	K/B	94%	964
5 Lotus Landing	260	2006	K/B	95%	889
6 Seville on the Green	170	2004		97%	984
7 Ashton at Waterford Lakes	292	2000	Full	94%	1,175
8 Arbors at Lee Vista	338	2007	K/B	90%	997

Subtotal	2,140			92%	983
Non-Mature and Other
9 Altamira Place	360	2007	Full	96%	943
10 Canopy Villas	296	2008	Full	87%	978
11 The Place at Millenia (Lease-up)	370	2007	Full	n/a	n/a

Subtotal	1,027				$958

Grand Total	3,167				$977

*As of 1Q 2008

		# of	Budgeted	Cost per	Expected
Development Pipeline	Expected Return	Homes	Cost $000)	Home	Completion
11 The Place at Millenia -Phase II	6.0% - 6.5%	395	$64,276	$162,724	2010

Total		395	$64,276

Richmond Market Fact Sheet
Market Statistics & Peer Comparison

Richmond Portfolio	Homes
Same Store Pool	1,958
Non-Matures	253
Development Pipeline	—

Total	2,211
1Q08 Mo. Inc./ Home (SS)	$987
1Q08 Occupancy	92%
Source: Company Reports

Company	# of Homes	Ave. Rent
UDR	2,211	$987
AIV	744	903
CLP	1,368	812

	4,323	$917
Sources: 1Q ‘08 SSP Homes & Avg. Rent — Axiometrics;
Richmond is UDR’s
#9 market, and is expected
to contribute 4.6% of the
Company’s total net
operating income*

*	EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Richmond Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$900	Ave. Market Rent	$917	Population	1,212,977
Occupancy Rate (Q4)	94.1%	Mo Payment: Entry Level*:		Job Growth	1.0%
Rental Rate Growth	2.0%	Home	$1,482	Median Income	$68,700
Effective Rent (‘09F)	$910	Condo	$1,224	Housing Stock
Effective Rent (‘10F)	$933	Median Home Price	$225,700	Renter	155,191
Multifamily Permits	1,062	Housing Affordability Index	134.3%	% of Total	30.8%
Source: Axiometrics

*	Assumes 30 yr fixed at 6.31%
Recent Activity
UDR’s apartment communities in the Richmond market are in excellent locations and the Company has invested to modernize the homes in several ways:
•	Redevelopment: Two communities, Legacy at Mayland and Gayton Pointe Townhomes, have been completely redeveloped. Legacy at Mayland completed in late 2006, produced an increase in cash flow of 85% and estimated value creation of $33.6M. Construction at Gayton Pointe has recently been completed with focus on lease-up activities. Once stabilized, we expect a 7.7% return on incremental capital invested with an estimated $17M in value created.

•	Kitchen and Bath Program: Over 1,300 kitchen and bath renovations have been completed at an average cost of $9,604, and are yielding an average annual return of 11.9%.
Richmond has a diversified economy with significant employment in the government sector and in trade, transportation and utilities. Job growth is expected to be 0.4% in 2009 and 1.6% in 2010.

Richmond
Market Fact Sheet
Carriage Homes At Wyndham Legacy at Mayland Redeveloped 2007

Richmond
Market Fact Sheet
Dominion Olde West Dominion Creekwood Waterside at Ironbridge gayton Pointe Redeveloped 2008

Richmond
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Dominion Olde West	287	1978	Full	96%	$883
2 Dominion Creekwood	216	1984	K/B	95%	850
3 Dominion West End	350	1989	K/B	97%	962
4 Waterside at Ironbridge	265	1987	K/B	95%	945
5 Carriage House at Wyndham	264	1998	K/B	93%	1,275
6 Legacy at Mayland	576	2007	Full	96%	998

Subtotal	1,958			96%	987

*As of 1Q 2008
Non-Mature
7 Gayton Pointe Townhomes	253	2007	Full	67%	1,010

Subtotal	253				1,010

Grand Total	2,211				$990

Dallas Market Fact Sheet
Market Statistics & Peer Comparison

Dallas Portfolio	Homes
Same Store Pool	305
Non-Matures	4,147
Development Pipeline	6,903

Total	11,355
1Q08 Mo. Inc./ Home (SS)	$1,609
1Q08 Occupancy	91%
Source: Company Reports

Company	# of Homes	Ave. Rent
UDR	680	$1,609
EQR	3,643	902
CPT	5,191	747
AIV	2,385	733
MAA	3,195	731
CLP	2,710	722

	17,429	$786
Sources: 1Q ’08 SSP Homes & Avg. Rent — Axiometrics;
Dallas is UDR’s
#10 market and is expected
to contribute 4.0% of the
Company’s total net
operating income*

* EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Dallas Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$859	Ave. Market Rent	$786	Population	4,111,529
Occupancy Rate (Q4)	94.1%	Mo Payment: Entry Level*:		Job Growth	2.8%
Rental Rate Growth	2.1%	Home	$1,097	Median Income	$62,200
Effective Rent (‘09F)	$849	Condo	$894	Housing Stock
Effective Rent (‘10F)	$871	Median Home Price	$145,000	Renter	601,729
Multifamily Permits	10,804	Housing Affordability Index	168.1	% of Total	39.0%
Source: Axiometrics

* Assumes 30 yr fixed at 6.31%
Recent Activity
The Company has been active in the Dallas market in a variety of ways:
•	In the first quarter of 2008, we acquired Legacy Village (three communities) consisting of 1,043 homes in the Plano submarket.

•	At Thirty 377, we have completed 70 kitchen and bath renovations at an average cost of $18,869 and we are realizing an average annual return of 11.8%.

•	Construction of 202 homes at Riachi at One21 in the Dallas suburb of Plano was completed in the fourth quarter of 2007. Construction of 198 units in Phase II of the community has begun and completion is anticipated 1Q2009.

•	An assemblage of 99 acres in Addison, named Vitruvian Park, was completed in the second quarter of 2007. The city of Addison has approved doubling the density to over 5,500 homes and zoning for 500,000 square feet of retail and office space. The Company anticipates that the development will be completed in conjunction with one or more institutional investors.
The Dallas economy is diverse with significant employment in the energy sector, trade, transportation, government, education and the health sector.

Dallas
Market Fact Sheet
Legacy Portfolio Lincoin at Town Square (Texas JV) In Development - expected Completion 2008 Thirty 337

Dallas
Market Fact Sheet
Riachi at One 21 Phase I - Completed 2008 Phase II - Expected Completion 2009 The Meridian (Texas JV) The Mandolin (Texas JV) Vitruvian Park Expected Completion 2005 - 2010

Dallas
Market Fact Sheet

Operating Properties	# Homes	Year Built ReDev	Redev.	Occupancy*	Rent per Occ. Home*
1 Thirty377	305	2007	K/B	91%	$1,609

Subtotal	305			91%	1,609

Non-Mature*
6 Villas at Ridgeview	48	2007		69%	1,872
7 Riachi at One21 - Phase I	202	2007		75%	902
8 Highlands of Preston	380	2007		87%	758
9 Legacy Village	1,043	’05-‘07		92%	1,000
10 Addison/Vitruvian Park (In demolition)	1,987

Subtotal	4,147			84%	955

Grand Total	4,452				$1,003

* As of 1Q 2008

Development Pipeline	Expected Return	# of Homes	Budgeted Cost ($000)	Cost per Home	Expected Completion
10 Addison/Vitruvian Park	6.5%-7.0%	5,949	$805,000	$135,343	2009-2015
(7) Riachi at One21 - Phase II	7.5%-8.0%	200	18,955	94,775	2009
11 Mustang Park	7.0%-7.5%	289	29,000	100,346	2009
12 Belmont (formerly Bennett)	6.5%-7.0%	465	63,000	$135,484	2010

Total		6,903	$915,955

*	Stars 2-5 designate Texas JV properties; non-mature properties subtotal includes 487 homes in other Texas markets.

Nashville Market Fact Sheet
Market Statistics & Peer Comparison

Nashville Portfolio	Homes
Same Store Pool	1,874
Non-Matures	386
Development Pipeline	—

Total	2,260
1Q08 Mo. Inc./ Home (SS)	$869
1Q08 Occupancy	96%
Source: Company Reports

Company	# of Homes	Ave. Rent
EQR	396	$949
UDR	1,874	869
AIV	2,166	815
MAA	1,855	785

	6,291	$831
Sources: 1Q ‘08 SSP Homes & Avg. Rent — Axiometrics;
Nashville is UDR’s
#11 market, and is expected
to contribute 3.5% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Recent Activity
Nashville Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$830	Ave. Market Rent	$831	Population	1,521,437
Occupancy Rate (Q4)	93.2%	Mo Payment: Entry Level*:		Job Growth	1.3%
Rental Rate Growth	-0.2%	Home	$1,041	Median Income	$60,100
Effective Rent (‘09F)	$832	Condo	$846	Housing Stock
Effective Rent (‘10F)	$853	Median Home Price	$154,700	Renter	200,811
Multifamily Permits	1,744	Housing Affordability Index	159.7	% of Total	32.0%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
UDR has demonstrated success in creating addition value from its Nashville properties in a variety of ways:
•	Redevelopment — we are nearing the completion of the full redevelopment of Polo Park, a 386 home community we purchased for $20.9M or $54,082 per home in 2006. It is expected to deliver a cash on cash return of 7.9%, an increase in total cash flow of 48% for total value creation of $4 million.

•	Kitchens/Baths — In addition to the redevelopment program, we have completed over 800 kitchen and bath renovations at an average cost of $12,113 and are yielding an average annual return of 10.3%.
Nashville has a diversified economy with significant employment in trade, transportation and utilities and education and health activity. The median existing home price is $154,700 making it more affordable than the national average.

Nashville
Market Fact Sheet
The Preserve at Brentwood Carrington Hills

Nashville
Market Fact Sheet
The Colonnade Hickory Run Breckenridge Polo Park Redeveloped 2008

Nashville
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Legacy Hill	206	1977	K/B	97%	$856
2 Brookridge	176	1986	K/B	95%	744
3 Breckenridge	190	1986	K/B	96%	762
4 Hickory Run	294	1989	K/B	97%	785
5 The Colonnade	288	1998	K/B	95%	813
6 The Preserve at Brentwood	360	1998	K/B	97%	987
7 Carrington Hills	360	1999	K/B	95%	987

Subtotal	1,874			96%	869
*As of 1Q 2008
Non-Mature
8 Polo Park	386	1987	Full	71%	696

Subtotal	386			71%	696

Grand Total	2,260				$846

San Diego County Market Fact Sheet
Market Statistics & Peer Comparison

San Diego Portfolio	Homes
Same Store Pool	1,123
Non-Matures	—
Development Pipeline	—

Total	1,123
1Q08 Mo. Inc./ Home (SS)	$1,368
1Q08 Occupancy	94%
Source: Company Reports

Company	# of Homes	Ave. Rent
CPT	582	$1,734
BRE	3,711	1,546
EQR	4,000	1,527
AVB	1,057	1,433
AIV	1,830	1,379
UDR	1,123	1,368
ESS	2,984	1,114

	15,287	$1.423
Sources: 1Q ‘08 SSP Homes & Avg. Rent — Axiometrics;
San Diego is UDR’s
#12 market, and is expected
to contribute 3.1% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
San Diego Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$1,418	Ave. Market Rent	$1,423	Population	2,974,859
Occupancy Rate (Q4)	94.8%	Mo Payment: Entry Level*:		Job Growth	0.4%
Rental Rate Growth	-0.8%	Home	$2,867	Median Income	$69,400
Effective Rent (‘09F)	$1,417	Condo	$2,411	Housing Stock
Effective Rent (‘10F)	$1,460	Median Home Price	$500,000	Renter	469,302
Multifamily Permits	3,287	Housing Affordability Index	63.0	% of Total	41.7%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
UDR expects to expand its presence in this market, with plans underway to add 49 new apartment homes to Presidio at Rancho Del Oro, in Oceanside. In addition, there are plans to tear down and rebuild The Summit at Mission Bay, making it multiple levels with subterranean parking. This will increase the size of the property by 135 apartment homes and offer ocean views.
The company continues to improve its existing homes through the Kitchen and Bath program:
•	230 kitchen and bath renovations have been completed at an average cost of $6,000 to $7,000 with an annualized average return of 21.6%. The average increase in market rent is $150.00.
The local housing market has softened and home ownership less is attainable. While San Diego County experienced a loss of jobs in 2007 due to fall out of the sub prime market, as well as loss of construction starts, it continues to be an attractive place to live with its diverse population, highly skilled and educated workforce, as well as several military bases. In addition the climate is very mild year round and provides multiple options for outdoor activities and tourism.

San Diego County
Market Fact Sheet
Milazzo

San Diego County
Market Fact Sheet
Villas at Carlsbad Summit at Mission Bay

San Diego County
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Presidio at Rancho del Oro	264	1987	K/B	91%	$1,268
2 Villas at Carlsbad	102	1966	K/B	91%	1,536
3 Summit at Mission Bay	323	1953	—	96%	1,264
4 Rancho Vallecitos	184	1988	K/B	94%	1,464
5 Milazzo	250	1986	K/B	94%	1,474

Grand Total	1,123			94%	$1,368

*As of 1Q 2008

Monterey/Salinas Market Fact Sheet
Market Statistics & Peer Comparison

Monterey Portfolio	Homes
Same Store Pool	1,565
Non-Matures	—
Development Pipeline	—

Total	1,565
1Q08 Mo. Inc./ Home (SS)	$999
1Q08 Occupancy	92%
Source: Company Reports
Monterey is UDR’s
#13 market, and is expected
to contribute 3.1% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Monterey Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$1,108	Ave. Market Rent	$999	Population	407,637,000
Occupancy Rate (Q4)	92.4%	Mo Payment: Entry Level*:		Job Growth	2.2%
Rental Rate Growth	1.1%	Home	$2,930	Median Income	$63,400
Effective Rent (‘09F)	$1,116	Condo	$2,465	Housing Stock
Effective Rent (‘10F)	$1,142	Median Home Price	$520,000	Renter	59,382
Multifamily Permits	243	Housing Affordability Index	55.9	% of Total	42.8%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
UDR’s Monterey portfolio consists of 1,565 apartment homes in seven communities in Salinas, CA. Average rents are $1,000.
The Salinas economy is heavily influenced by the agricultural industry and is known as “America’s Salad Bowl”. The market has heavy population fluctuations related to the seasonality of the farming industry with highs in the March-November months. UDR’s occupancy tends to fluctuate between 91% in the low season and as high as 98% in the high season. 2007 job growth was 0.8% and AXIOMetrics forecasts 0.1% growth for 2008 and 1.6% growth for 2009.

Monterey/Salinas
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Garden Court	107	1986	—	92%	$869
2 Cambridge Court	332	1974	K/B	89%	942
3 The Pointe at Westlake	139	1979	K/B	97%	914
4 Laurel Tree	157	1979	K/B	95%	916
5 Boranda Manor	204	1977	K/B	91%	886
6 The Pointe at Northridge	187	1975	K/B	93%	1,085
7 The Pointe at Harden Ranch	439	1973	K/B	93%	1,144

Grand Total	1,565			92%	$999

*As of 1Q 2008

Jacksonville Market Fact Sheet
Market Statistics & Peer Comparison

Jacksonville Portfolio	Homes
Same Store Pool	1,557
Non-Matures	300
Development Pipeline	—

Total	1,857
1Q08 Mo. Inc./ Home (SS)	$870
1Q08 Occupancy	95
Source: Company Reports

Company	# of Homes	Ave. Rent
AIV	1,919	$880
UDR	1,557	870
MAA	3,346	816
EQR	3,474	803

	10,296	$832
Sources: 1Q ‘08 SSP Homes & Avg. Rent — Axiometrics; & Internal Company Reports
Jacksonville is UDR’s
#14 market, and is expected
to contribute 2.9% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Jacksonville Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$836	Ave. Market Rent	$832	Population	1,300,823
Occupancy Rate (Q4)	93.0%	Mo Payment: Entry Level*:		Job Growth	1,1%
Rental Rate Growth	-0.6%	Home	$1,201	Median Income	$59,700
Effective Rent (‘09F)	$817	Condo	$983	Housing Stock
Effective Rent (‘10F)	$831	Median Home Price	$177,600	Renter	179,448
Multifamily Permits	2,523	Housing Affordability Index	142.4	%of Total	31.5%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
UDR has demonstrated success in creating additional value from its Jacksonville properties in a variety of ways.
•	Kitchen and Bath program. We have completed 455 Kitchen and bath renovations at an average cost of $10,200 and are realizing an average return of 9%

•	We have also completed a limited scope reposition of 352 units.
AXIOMetrics most recent report shows Jacksonville’s population grew at +1.7% in 2007, above the national average. Jacksonville’s household income is slightly above the US average. Annual job growth is expected to decline slightly, feeling the pressure of the weakened national business climate. Most new jobs are coming from professional, business services, education, health services as well as leisure and hospitality industries.
AXIOMETRICS reports that single-family permitting decreased -31.2% from a year ago. Multi-family permitting decreased -53.2% from a year ago with 2,523 units permitted. Permitting is expected to increase +22.9% in 2009 and +21.8% in 2010.

Jacksonville
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 The Antlers	400	1985	—	97%	$844
2 Green Tree Place	352	1986	K/B	96%	858
3 St John’s Plantation	400	1989	K/B	95%	930
4 Westland Park	405	1990	K/B	92%	850

Subtotal	1,557			95%	870
Non-Mature
5 The Kensley Apartment Homes	300	2004	—	91%	930

Subtotal	300			91%	930

Grand Total	1,857				$880

As of Q12008

Norfolk/VA Beach Market Fact Sheet
Market Statistics & Peer Comparison

Norfolk/VA Beach Portfolio	Homes
Same Store Pool	1,438
Non-Matures	—
Development Pipeline	—

Total	1,438
1Q08 Mo. Inc./ Home (SS)	$964
1Q08 Occupancy	95%
Source: Company Reports

Company	# of Homes	Ave. Rent
AIV	3,161	$998
UDR	1,438	964
CLP	497	837

	5,096	$973
Sources: 1Q ‘08 SSP Homes & Avg. Rent — Axiometrics; & Internal Company Reports
Norfolk is UDR’s
#15 market, and is expected
to contribute 2.8% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Norfolk/VA Beach Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$967	Ave. Market Rent	$973	Population	1,658,754
Occupancy Rate (Q4)	93.2%	Mo Payment: Entry Level*:		Job Growth	0.9%
Rental Rate Growth	0.8%	Home	$1,544	Median Income	$64,100
Effective Rent (‘09F)	$979	Condo	$1,277	Housing Stock
Effective Rent (‘10F)	$1,011	Median Home Price	$236,000	Renter	235,029
Multifamily Permits	1,105	Housing Affordability Index	118.5	% of Total	34.7%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
Norfolk/Virginia Beach apartment communities are in solid locations and the Company has invested to modernize the homes in the following way:
•	Kitchen and Bath Program: Over 1,400 kitchen and bath renovations have been completed at an average cost of $9,760, and are yielding an average annual return of 8.0%.
Virginia Beach has a diversified economy with significant employment in the government sector and in trade, transportation and utilities. Job growth is expected to be 0.6% in 2009 and 1.2% in 2010. The median existing home price is $236,000 so housing affordably is in line with the national average.

Norfolk/VA Beach
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Dominion Waterside/Lynnhaven	192	1966	K/B	94%	$996
2 Eastwind	200	1970	K/B	96%	1,087
3 Heather Lake	252	1972	K/B	93%	971
4 Woodscape	296	1974	—	93%	779
5 Forest Lakes at Oyster Pt.	296	1986	K/B	98%	988
6 Dominion Yorkshire Downs	202	1987	K/B	97%	1,029

Grand Total	1,438			95%	$964

As of Q12008

Inland Empire, CA Market Fact Sheet
Market Statistics & Peer Comparison

Inland Empire Portfolio	Homes
Same Store Pool	660
Non-Matures	414
Development Pipeline	—

Total	1,074
1Q08 Mo. Inc./ Home (SS)	$1,165
1Q08 Occupancy	92.0%
Source: Company Reports

Company	# of Homes	Ave. Rent
CPT	264	$1,331
EQR	4,098	1,244
BRE	2,929	1,206
UDR	660	1,165
AIV	198	1,063
ESS	588	998
AVB	320	939

	9,057	$1,198
Sources: 1Q ‘08 SSP Homes & Avg. Rent — Axiometrics; & Internal Company Reports
Inland Empire is UDR’s
#16 market, and is expected
to contribute 2.8% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Inland Empire Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$1,196	Ave. Market Rent	$1,198	Population	4,081,371
Occupancy Rate (Q4)	91.3%	Mo Payment: Entry Level*:		Job Growth	-0.3%
Rental Rate Growth	-1,7%	Home	$1,959	Median Income	$59,200
Effective Rent (‘09F)	$1,209	Condo	$1,633	Housing Stock
Effective Rent (‘10F)	$1,238	Median Home Price	$325,000	Renter	426,415
Multifamily Permits	2,955	Housing Affordability Index	81.5	% of Total	30.4%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
In the Inland Empire market, UDR is improving existing homes though its kitchen and bath program. Approximately 200 kitchen and bath renovations have been completed at an average cost of $8,802 and we are realizing an average annual return of 13.5%. We achieved average rent increases of 13.5% per home at Waterstone at Murrieta: $975 before and $1,075 after.
The local economy has recently softened and AXIOMetrics forecasts annual job growth to decline from +0.1% in 2007 to -1.4% in 2008. Job growth is forecasted at -0.3% in 2009, but rebounds to +1.4% in 2010. San Bernardino County is known as the “transportation hub of the Southwestern United States,” according to Grubb & Ellis. With Ontario International Airport, the County hosts one of the 15 busiest cargo airports in the country. Freight trains roll through the region on two of the busiest transcontinental rail lines in the nation. This region, one of California’s fastest growing, offers a diversified economy, cultural amenities, and an attractive quality of life for individuals and families, as well as businesses, seeking to relocate. A safe, family-oriented environment and a well-educated work force combine to make the Inland Empire an ideal place to live, work and play.
The median existing home price is $325,000 placing it among the most affordable markets in the U.S.

Inland Empire, CA
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Waterstone at Murietta	420	1990	K/B	92%	$1,112
2 Windemere/Sycamore Heights	240	2001	—	92%	1,257

Subtotal	660			92%	1,165
Non-Mature
3 Verano at Town Square	414	2006	—	95%	1,583

Subtotal	414			95%	1,583

Grand Total	1,074			93%	$1,329

As of 1Q 2008

Phoenix Market Fact Sheet
Market Statistics & Peer Comparison

Phoenix Portfolio	Homes
Same Store Pool	914
Non-Matures	—
Development Pipeline	582

Total	1,496
1Q08 Mo. Inc./ Home (SS)	$960
1Q08 Occupancy	95%
Source: Company Reports

Company	# of Homes	Ave. Rent
AIV	198	1,063
UDR	914	$960
BRE	1,898	935
CLP	952	923
CPT	1,729	917
EQR	10,794	842

	16,485	$874
Sources: 1Q ’08 SSP Homes & Avg. Rent — Axiometrics; & Internal Company Reports
Phoenix is UDR’s
#17 market, and is expected
to contribute 2.1% of the
Company’s total net
operating income*

*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Phoenix Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$843	Ave. Market Rent	$874	Population	4,179,427
Occupancy Rate (Q4)	92.7%	Mo Payment: Entry Level*:		Job Growth	0.9%
Rental Rate Growth	-0.7%	Home	$1,490	Median Income	$59,100
Effective Rent (‘09F)	$836	Condo	$1,231	Housing Stock
Effective Rent (‘10F)	$844	Median Home Price	$241,700	Renter	501,262
Multifamily Permits	22,111	Housing Affordability Index	105.2	% of Total	30.9%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
UDR is expanding its presence in this market with two new developments:
•	Waterford at Peoria – 200 homes at an average cost of $125,000 per home, being developed in a pre-sale agreement with Zaremba Group. Lease up began in the 2nd quarter of 2008.

•	The Residences at Stadium Village – wholly owned development of 382 homes at an average cost of $123,037 per home, expected to yield a return of 6.5%. This project is underway with an expected completion 2nd quarter of 2009.
The local economy has recently softened and AXIOMetrics forecasts job growth to decline from +1.3% in 2007 to -0.1% in both 2008 and 2009. Job growth is forecasted to improve +0.7% in 2010. Single-family permitting is down -33.6% compared to a year ago. Multifamily permitting is up +12.3% from a year ago with 7,905 units permitted. Total permitting is forecasted to decline -48.0% in 2008. Key local industries include Trade, Trans. & Utilities, Professional & Business, Education & Health, Leisure and Hospitality and Government. The market has outstanding recreational and extra-curricular activities, an attractive year round climate, a reasonable cost of living and a young educated work force. Phoenix offers ample room for continued job growth and population growth.
The median existing home price is $241,700 placing it among the most affordable markets in the U.S.

Phoenix
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Finisterra	356	1997	—	95%	$970
2 Sierra Foothills	322	1998	—	95%	980
3 Sierra Canyon	236	2001	—	95%	915

Grand Total	914			95%	960

*As of 1Q 2008

	Expected	# of	Budgeted	Cost per	Expected
Development Pipeline	Return	Homes	Cost ($000)	Home	Completion
4 Waterford Peoria	6.25-6.75%	200	$25,000	$125,000	2008
5 Residences/Stadium	6.25-6.75%	382	$47,000	$123,037	2010

		582	$72,000

Expected Completion 2010

Sacramento Market Fact Sheet
Market Statistics & Peer Comparison

Sacramento Portfolio	Homes
Same Store Pool	914
Non-Matures	—
Development Pipeline	—

Total	914
1Q08 Mo. Inc./ Home (SS)	$915
1Q08 Occupancy	88%

Source: Company Reports

Company	# of Homes	Ave. Rent
BRE	1,796	$1,095
EQR	504	1,082
AIV	180	1.070
UDR	914	915

	3,394	$987
Sources: 1Q ’08 SSP Homes & Avg. Rent — Axiometrics; & Internal Company Reports
Sacramento is UDR’s
#18 market, and is expected
to contribute 1.6% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Sacramento Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$1,034	Ave. Market Rent	$987	Population	2,091,120
Occupancy Rate (Q4)	90.8%	Mo Payment: Entry Level*:		Job Growth	0.5%
Rental Rate Growth	-0.8%	Home	$1,891	Median Income	$67,200
Effective Rent (‘09F)	$1,031	Condo	$1,574	Housing Stock
Effective Rent (‘10F)	$1,048	Median Home Price	$312,800	Renter	296,533
Multifamily Permits	862	Housing Affordability Index	88.9	% of Total	35.4%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
The Company owns two properties comprised of 914 apartment homes in Sacramento. UDR’s Sacramento properties have average rents of $915. Sacramento is the state capitol of California and also is home to Sacramento State University.
2007 job growth was 0.6% and AXIOMetrics forecasts -0.2% growth for 2008 and -0.3% for 2009.
The Company has no plans to expand further in this market.

Sacramento, CA
Market Fact Sheet

					Inc. per
		Year Built			Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Woodlake Village	646	1979		86%	$843
2 Foothills Tennis Village	268	1988		92%	1,078

Grand Total	914			88%	$915

*As of 1Q 2008

Portland Market Fact Sheet
Market Statistics & Peer Comparison

Portland Portfolio	Homes
Same Store Pool	716
Non-Matures	—
Development Pipeline	—

Total	716
1Q08 Mo. Inc./ Home (SS)	$973
1Q08 Occupancy	93%
Source: Company Reports

Company	# of Homes	Ave. Rent
UDR	716	$973
EQR	3,713	870

	4,429	$887
Sources: 1Q ’08 SSP Homes & Avg. Rent — Axiometrics; & Internal Company Reports
Portland is UDR’s
#19 market, and is expected
to contribute 1.4% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Portland Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$891	Ave. Market Rent	$887	Population	2,175,113
Occupancy Rate (Q4)	93.8%	Mo Payment: Entry Level*:		Job Growth	1.9%
Rental Rate Growth	-1.8%	Home	$1,902	Median Income	$63,800
Effective Rent (‘09F)	$895	Condo	$1,584	Housing Stock
Effective Rent (‘10F)	$924	Median Home Price	$290,500	Renter	308,265
Multifamily Permits	3,352	Housing Affordability Index	93.1	% of Total	35.3%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
UDR owns 716 apartment homes in three communities in the Portland market. The Company sold two of its Portland properties in the March portfolio sale. Rents average $973 at UDR’s Portland properties with three bedroom homes renting for as much as $2,200. The Portland economy is fueled in large part by the technology industry and is home to Nike in the Portland suburb of Beaverton.
2007 job growth was 2.1% and AXIOMetrics forecasts -0.2% growth for 2008 and 1.2% for 2009.

Portland Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Hunt Club	256	1985	K/B	95%	$913
2 Tualatin Heights	220	1989	K/B	91%	998
3 Andover Park	240	1989	K/B	93%	1,014

Grand Total	716			93%	$973

* As of 1Q 2008

Austin Market Fact Sheet
Market Statistics & Peer Comparison

Austin Portfolio	Homes
Same Store Pool	250
Non-Matures	633
Development Pipeline	—

Total	883
1Q08 Mo. Inc./ Home (SS)	$954
1Q08 Occupancy	97%
Source: Company Reports

Company	# of Homes	Ave. Rent
UDR	250	$954
CPT	2,611	918
EQR	2,985	807
CLP	1,910	807
MAA	1,776	806
AIV	1,499	770

	11,031	$831
Sources: 1Q ’08 SSP Homes & Avg. Rent — Axiometrics; & Internal Company Reports
Austin is UDR’s
#20 market, and is expected
to contribute 1.4% of the
Company’s total net
operating income*
*EOY 2008 pro forma full portfolio NOI, including JV’s, planned acquisitions, developments, redevelopments, etc.
Austin Market Statistics

2008 Forecast		Low Home Affordability		Economy
Effective Rent (Q4)	$846	Ave. Market Rent	$831	Population	1,598,161
Occupancy Rate (Q4)	93.5%	Mo Payment: Entry Level*:		Job Growth	4.4%
Rental Rate Growth	0.9%	Home	$1,391	Median Income	$69,300
Effective Rent (‘09F)	$834	Condo	$1,146	Housing Stock
Effective Rent (‘10F)	$857	Median Home Price	$185,700	Renter	247,328
Multifamily Permits	6,929	Housing Affordability Index	147.5	% of Total	40.3%
Source: Axiometrics
* Assumes 30 yr fixed at 6.31%
Recent Activity
UDR expects to begin a reposition of Barton Creek Landing in June 2008 based on the following criteria:
•	Prime location in the SW region of Austin within minutes of downtown. Surrounded by the beautiful greenbelt and fresh water springs.

•	Diversified demographics

•	Stability of major employers within the state and government agencies (Capital of Texas), health care sector, energy and the tourist/ service/ retail industry.

•	Confidence in our ability to capture the necessary return

•	Positions us to be more in-line with the type of product in our immediate area

Austin
Market Fact Sheet

		Year Built			Inc. per Occ.
Operating Properties	# Homes	ReDev	Redev.	Occupancy*	Home*
1 Barton Creek Landing	250	1986	K/B	97%	$954

Subtotal	250			97%	954
Non-Mature and Other
Red Stone Ranch (Texas JV)	324			97%	811
Lakeline Villas (Texas JV)	309			97%	783

Subtotal	633			97%	797

Grand Total (UDR)	250				$841

*As of 1Q 2008

Transformation for Growth: UDR’s Strategies

• •	Strong portfolio, focused in markets with above average job growth expectation and low affordability Excellent growth profile

• •	Development pipeline geographically aligned with operating portfolio Pursuing entitlement and short-term hold opportunities

• • •	Focused operating model Improved efficiency and effectiveness Continued execution of technology initiatives

• •	Recycle capital into high growth markets Strengthen balance sheet with debt reduction
Safe Harbor: Statements contained in this presentation, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multi-family housing, expectations concerning redevelopment activities, expectations on occupancy levels, expectations concerning the Texas joint venture, expectations that automation will help grow net operating income, expectations on post-renovated stabilized annual operating income, exceptions on annualized net operating income, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this presentation are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

UDR Investor Day June 2, 2008 Transformation for Growth

Larry Thede Vice President Investor Relations

Transformation for Growth Agenda: June 2, 2008 1:30 Registration 2:00 Welcome, Overview, Introduce Team Tom Toomey Property Portfolio, Acquisitions Mark Wallis, Matt Akin Development, Redevelopment Mark Culwell, Richard Giannotti 3:15 Break 3:30 Operations 2.0 Jerry Davis, Dhrubo Sircar Balance Sheet, NAV, Ventures Warren Troupe, Mike Ernst Tom Simon, David Messenger Sneak Peak at Tuesday's Tour Louis Kovalsky 5:00 Concluding Comments Tom Toomey 6:15 Buses Depart for Charlie Palmer Restaurant

Transformation for Growth Agenda: June 3, 2008 7:15 Breakfast - Salon A 8:00 Buses depart - meet in lobby prior to 8 AM to load luggage 8:15 Tour Sullivan Place (4Q07 Acquisition) 9:15 Tour Delancey (1Q08 Acquisition) 10:30 Tour Andover House (1Q07 Acquisition) 11:30 Buses depart Andover House One will stop at train station, then at hotel One will stop at Reagan Airport, then at hotel

Statements contained in this presentation, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward- looking statements by the Company's use of words such as, "expects," "plans," "estimates," "projects," "intends," "believes," and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multi-family housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian Park project, including expectations that the Company will be able to secure one of more institutional investor-partners, expectations that automation will help grow net operating income, expectations on post-renovated stabilized annual operating income, exceptions on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. All forward-looking statements in this presentation are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized. Safe Harbor Statement

Tom Toomey President & CEO

Update progress on key strategies Describe how strategies position us to prosper in the short term and assure long-term success Interact with UDR leadership Answer your questions Transformation for Growth Today's Objectives

We have consistently executed against this strategy. Transformation for Growth A year ago at investor day we laid out our strategy:

Strengthening our portfolio - $3.4B in transactions $2.4B sold $1.0B purchased in targeted markets Growing RE3 - $2.6B development pipeline 12 projects now being developed $1.0B in progress Implementing Operations 2.0 Web site ranked #1 Top-tier operating performance Sourcing low-cost capital Established JV's totaling $1B Capital needs funded through 2009 1 2 3 4 Transformation for Growth Progress on key strategies

$2.4B of Sales Concentrated portfolio in strong markets Newer communities, with lower capital requirements Higher rent Superior job and rent growth Low housing affordability *EOY 2008 pro forma full portfolio NOI Transformation for Growth Strengthen Our Portfolio 1 Strategy Rank Market NOI* 1 Orange County 14% 2 Metro DC 12% 3 SF Bay Area 9% 4 Tampa 6% 5 Seattle 6% 6 Baltimore 5% 7 LA County 5% 8 Orlando 5% 9 Richmond 5% 10 Dallas 4% 11 Nashville 4% 12 San Diego County 3% 13 Monterey (Salinas) 3% 14 Jacksonville 3% 15 Norfolk / Va Beach 3% 16 Inland Empire 3% 17 Phoenix 2% 18 Sacramento 2% 19 Portland 1% 20 Austin 1% 96%

$1B Reinvested in Targeted Markets Edgewater Community Location Year Built # Homes Appx. Mo. Rents Edgewater San Francisco, CA 2007 193 $3,000 Tierra del Rey Marina del Rey, CA 1999 170 2,600 Crest Marin San Rafael, CA ReDev. 104 1,340 Mesa Verde Costa Mesa, CA 1975 296 1,600 Borgata Bellevue, WA 2001 71 2,350 Andover House Metro, DC 2004 171 2,300 Delancey at Shirlington Village Metro, DC 2007 241 2,000 Sullivan Place Metro, DC 2007 498 1,620 Circle Towers Metro, DC 1972 606 1,500 Dulaney Crescent Towson, MD 2003 264 1,400 The Place at Millennia Orlando, FL 2007 371 1,200 Kensley Jacksonville, FL 2004 300 930 Legacy Apartments Plano, TX 2006 1,043 1,000 1 Strategy Transformation for Growth Strengthen Our Portfolio

8 communities completed - 2,680 homes 8%-10% incremental ROI on $41K average investment per home 65% growth in post-renovated cash flow to $19.8M 3 communities underway - 1,052 homes $44M budgeted cost - $123M total investment Targeting 8%-10% stabilized ROI on $75K average investment per home Expect 37% growth in post-renovated cash flow to $9.6M California and west coast communities will be added to pipeline in 2008/2009 After Redevelopment: 1 Strategy Transformation for Growth Strengthen Our Portfolio

$2.6B Development Pipeline Bellevue, WA Houston, TX 2 Strategy Breakdown of pipeline: No. of Homes Budget in $000 % of total Total pipeline - per Q1 press release 16,044 $2,648,252 100% Completed development and redevelopment 2,192 (211,382) 8% $2,436,870 Third-party development (JVs & pre-sales) 2,437 (561,000) 21% In-house development $1,875,870 In-house "warehoused" for future development 5,419 (848,000) 32% In-house development in progress 6,996 $1,027,870 39% Transformation for Growth Expand RE3 and other Income Streams In Lease-up - 56% Land - 35% Generating NOI - 6 % Under Construction - 3% 56 35 6 3

Transformation for Growth Implement Operations 2.0 Strong same-store results 15th consecutive quarter of revenue growth 13th consecutive quarter of NOI growth Trailing 5 quarters average 7.5% NOI growth Full-year guidance 4.0% - 4.5% revenue growth 3.0% - 3.5% expense growth 5.0% - 5.5% NOI growth 3 Strategy

Creating an eBusiness Model Web site ranked #1 by world-wide Internet research firm Launched Spanish-language site Launched mobile phone application 46% of Q1 move-ins via Internet Implemented YieldStar(r) Business model serves customers the way they want to do business Transformation for Growth Implement Operations 2.0 3 Strategy

Established $1B in JVs Increased credit facility to $600M, extended maturity to July 2012 Redeemed $135M 8.6% Preferred stock issue, replaced with 6.75% issue Completed $150M 5.5% medium-term note due 2014 Closed two-year unsecured term loan - $240M at blended rate of 3.55% Increased share repurchase authorization to 22M shares Completed 8.4M of share repurchases for $204M Paid down $300M debt 4 Strategy Transformation for Growth Source Low-Cost Capital

Transformation for Growth Organization and Key Leadership Changes Named Denver corporate headquarters Recorded staff realignment charge Tapped new leadership in key areas: Warren Troupe Senior Executive Vice President David Messenger Chief Financial Officer Tom Simon Senior Vice President and Treasurer Jerry Davis Senior Vice President, Operations Dhrubo Sircar Senior Vice President and Chief Information Officer Katie Miles-Ley Senior Vice President, Human Resources

Transformation for Growth Strategy Update:

Mark Wallis Senior Executive Vice President

Team Experience Portfolio Transformation from 2001 to 2008 RE3 Strategy Strategic and Analytical View: Acquisitions, Dispositions: Matt Akin Development: Mark Culwell Redevelopment: Richard Giannotti Strengthen Our Portfolio Overview of Presentation

Strengthen Our Portfolio The Investment Team Mark Wallis Investment Strategy Senior Executive Vice President Doug Walker, SVP Asset Quality & Condo Conversions Matt Akin, SVP Acquisitions & Dispositions Richard Giannotti, EVP Redevelopment Mark Culwell, SVP Development

Strengthen Our Portfolio Portfolio Transformation: 2001 to 2008 Portfolio now concentrated in strong markets where the cost of housing is high, job growth is strong, and demographic trends are favorable. Completed $7.6B of transactions since 2001 $3.5B in sales Exited 40 markets Sold 63,070 homes $4.1B in acquisitions Purchased 29,908 homes

2001 2008 California 12% 39% Florida 15% 16% Metro D.C. 3% 12% Virginia 7% 9% Maryland 4% 6% Washington 1% 6% Texas 21% 6% Tennessee 5% 3% Arizona 5% 2% Oregon 1% 1% North Carolina 15% --- Ohio 3% --- South Carolina 2% --- Colorado 2% --- Georgia 2% --- Arkansas 1% --- Delaware 1% --- (Geographic concentration based on % NOI) Strengthen Our Portfolio Portfolio Transformation: 2001 to 2008

Strengthen Our Portfolio Improved Market Concentration NOI by State 2001 2008

0 Strengthen Our Portfolio Portfolio Transformation: 2001 to 2008 2001 2008 Number of homes 77,567 43,559 Number of communities 274 156 Average monthly rent $703 $1,168 Average age 25 years 15 years UDR has the right portfolio for a prosperous future.

Strengthen Our Portfolio The 2008 Transformation 03/03/08: Sold 25,684 homes for $1.7B As of 05/31/08: Purchased or have under contract to purchase 3,348 homes for $813M We believe this 2008 portfolio acquisition is superior to the Essex acquisition Newer assets Diverse in-fill locations Near transportation and retail hubs The blended cap rate should be close to 5%

Continue to source fee streams from joint venture activities RE3 is a tax entity that provides us more flexibility to sell assets in a short-term hold scenario Captures NAV efficiently Provides flexibility to enter into joint ventures Provides flexibility for development Creates appropriate entity structure for extra value from condo sales Short-term hold transactions are cyclical and not appropriate for including in guidance Expand RE3 and Other Income Streams RE3 Update

Strengthen Our Portfolio UDR Investment Criteria Find "Forever Great" submarket locations Target high-growth markets: Low home affordability index Favorable demand/supply ratio Strong/sustainable job formation Positive operating trends Identify value-add opportunities for each asset that will increase NAV

Strengthen Our Portfolio Acquisitions & Dispositions

Matt Akin Senior Vice President Acquisitions and Dispositions

Submarket Acquisition Criteria Employment centers Proximity to jobs and expanding employment corridors Lifestyle centers Proximity to shopping, restaurants, and entertainment Transportation centers Proximity to transportation hubs, including highway access, railways, etc. Low single-family affordability Single-family home ownership represents a premium to renting an apartment home Operational efficiency / market knowledge Proximity to other UDR owned and operated properties

Acquisitions - San Francisco Bay Area Edgewater Luxury Apartments San Francisco, California 193 homes Year built: 2007 Acquisition date: 1Q2008

San Francisco Bay Area - Submarket Acquisition Criteria New construction 100% market rate with fee-simple title Lifestyle center Mission Bay submarket Blocks from AT&T ballpark and marina Replacement cost Replacement cost: 3-year entitlement, $650K - $700K/home with affordability component Walking access to entertainment, retail districts, restaurants, and jobs. Transportation Blocks from both BART and Caltrains, 280 freeway access Low affordability to single-family homeownership - 52% discount Edgewater Financial District And Downtown San Francisco Caltrain and Muni Light Rail Stations BART Rail Station San Francisco Shopping Center Union Square

San Francisco Bay Area - Submarket Acquisition Criteria Edgewater Caltrain and Muni Light Rail Stations AT&T Ballpark and Marina Financial District And Downtown San Francisco Bay Bridge (I-80) Oakland Mission Bay District

Acquisitions - Northern California Almaden Lake Village San Jose, California 250 homes Year built: 1998 / 1999 Under contract - expected close: 3Q2008

Northern California - Submarket Acquisition Criteria Almaden Lake Village Lake Almaden Westfield Oakridge Mall And Shopping Center Light Rail Station San Jose Milpitas Sunnyvale Highway 87 To San Jose 10-year-old product Kitchen & bath renovation program Transportation Adjacent to Valley Transit Authority light rail Immediate access to the 101 Freeway Employment Centers Access to Silicon Valley, home to headquarters, such as Google, Yahoo, eBay, Apple, Intel, and Adobe Low affordability to single-family homeownership - 65% discount Adds scale to our Northern California portfolio

Acquisitions - Southern California Tierra Del Rey Marina Del Rey, California 171 homes Year built: 1998 / 1999 Acquisition date: 4Q2007

Southern California - Submarket Acquisition Criteria Tierra Del Rey Marina Villa Marina Marketplace Retail Shopping Center Jefferson at Marina Del Rey (UDR Joint Venture) Los Angeles, CA 10 year-old product Kitchen and bath renovation program 100% market rate rentals with fee simple title Lifestyle center Adjacent to Villa Marina Marketplace Adjacent to restaurants Walking distance to marina and beach area Employment centers Access to West Los Angeles job markets, easy access to downtown L.A. Job markets via the 10 Freeway Low affordability to single-family Homeownership - 57% discount

Mesa Verde Villas Costa Mesa, California 296 homes Year built: 1975 Acquisition date: 2Q2008 Acquisitions - Southern California Mesa Verde Pine Brook Village Villa Venetia Harbor at Mesa Verde

Southern California - Submarket Acquisition Criteria John Wayne Orange County Airport Mesa Verde Villas Newport Beach South Coast Plaza Shopping Center Los Angeles, CA Pacific Ocean Older product available to upgrading and renovations Operational efficiency Adjacent to currently owned properties Economies of scale and market pricing power. Location is a known commodity for UDR Product and rent pricing are a niche that fits with the market demand. NOI growth in this submarket has averaged 8%-10% per year since 2003 UDR's operations are outperforming seller's operations, collecting $100 more in NOI per home per month.

Acquisitions - Seattle, Washington Area Hearthstone at Merrill Creek Everett, Washington 220 homes Year built: 2000 Acquisition date: 2Q2008

Seattle, Washington Area - Submarket Acquisition Criteria Hearthstone at Merrill Creek Boeing Payne Field Seaway Center Business Park Seattle / Bellevue 25 Miles South Newer product available to kitchen & bath upgrade program Employment Centers Located in Merrill Creek Business Park, home to employers: Campbell's Soup, TRW Aeronautical Systems, The Fluke Company, and Boeing Direct access to Boeing assembly plant For 747, 767, 777 and 787 Dreamliner 787 is the future of the airline industry This plant currently has committed orders of 1,425 in total, with 892 for the Dreamliner. No 787 competition expected until 2013 Low affordability to single-family homeownership - 45% discount Adds needed scale to our Puget Sound portfolio

Acquisitions - Dallas, Texas Area Legacy Apartment Homes Plano, Texas 1,043 homes Year built: 2005, 2006, 2007 Acquisition date: 1Q2008

Dallas, Texas Area - Submarket Acquisition Criteria EDS PepsiCo JC Penny McAffee Legacy Town Center Legacy Portfolio Ford Motors Dallas, TX Newer construction 3 distinct properties Legacy Village: 478 homes, avg. rent $950 Lakeside at Legacy Village: 501 homes, avg. rent $990 Acqua: 64 homes, avg. rent $1,853 Employment centers Located in the Legacy Business Park, home to corporate headquarters of JC Penny, PepsiCo, Frito Lay, Dr. Pepper/Snapple, and EDS Lifestyle center Mixed-use location adjacent to 450,000 sf of retail, office, and entertainment

Acquisitions - Baltimore, Maryland Area Dulaney Crescent Towson, Maryland 264 homes Year built: 2003 Acquisition date: 1Q2008

Baltimore, Maryland Area - Submarket Acquisition Criteria Dulaney Crescent Towson Town Center Towson University Newer product available to kitchen & bath upgrade program Employment centers Access to Interstate Highways 695, 83, 395 Direct access to 4.7M sf of office Lifestyle centers Walking distance to Towson Town Center Low affordability to single-family homeownership - 33% discount Access to Johns Hopkins University, St. Joseph's Medical Center, and Greater Baltimore Medical Center.

Acquisitions - Washington, D.C. Area Delancey at Shirlington Village Arlington, Virginia 241 homes Year built: 2007 Acquisition date: 1Q2008

Washington, D. C. Area - Submarket Acquisition Criteria Delancey at Shirlington Village Ronald Reagan National Airport Downtown Washington, D.C. Arlington National Cemetery Arlington, VA New product still in lease-up; 75% occupancy. Growth inherent as stabilization occurs. 100% market-rate homes, fee simple Lifestyle center Mixed-use development Grocery store located under mid-rise tower Retail portion of property is master leased to Federal Realty. Transportation 20 minute commute, in traffic, to downtown DC, Alexandria, Arlington Located adjacent to Metrobus transit center; provides direct access to DC Metro rail system. Low affordability to single-family homeownership - 50% discount

Washington, D. C. Area - Submarket Acquisition Criteria

Acquisitions - Washington, D.C. Area Circle Towers Fairfax, Virginia 606 homes Year built: 1972 Acquisition date: 1Q2008

Mark Wallis Senior Executive Vice President

Strengthen Our Portfolio Development

Strengthen Our Portfolio Development Pipeline Components UDR has the potential to create value with its $2.6B pipeline Breakdown of pipeline: Breakdown of pipeline: Breakdown of pipeline: Total pipeline - per Q1 press release $2,648,252 100% Completed development and redevelopment (211,382) 8% $2,436,870 Third-party development (JVs & pre-sales) (561,000) 21% In-house development $1,875,870 In-house "warehoused" for future development (848,000) 32% In-house development in progress $1,027,870 39%

Strengthen Our Portfolio Solid private developers are administering 21% of the volume Only 32% of the pipeline ($1B) is in house UDR Development Redevelopment is currently running at about 50% of volume of past 3 years Development has an experienced staff that is overseeing a very manageable volume of under $1B Mark Culwell's staff is deep enough to handle at least another $500M in volume 32% of the pipeline is being warehoused with income producing assets; we will carefully time the move of these assets into the production pool

Strengthen Our Portfolio Appropriate Pipeline for Improving Market Conditions National development supply of multi-family housing has remained at 200,000 homes added annually - not too far ahead of demand Credit crunch is putting a restraint on construction lending; will prevent many private developers from starting new projects over the next year Home builders are reducing production dramatically and the excess single-family inventory should be absorbed in approximately 2 years The multi-family rental pool will dramatically increase in 2010, as the 25-35 age cohort population increases Job market to weaken through 2008, with a consensus forecast of recovery in 2009-2010

Strengthen Our Pipeline Development Pipeline Delivery

Strengthen Our Portfolio Appropriate Pipeline for Improving Market Conditions Baseline $1.6B pipeline in current production overseen by an experienced team led by Mark Culwell Third-party developer alliances provide: Expanded exposure to target markets UDR overhead is reduced - risk is transferred to private developer Pipeline can be appropriately expanded by $800M - $900M to respond to market conditions Next 24 months provides an excellent time to build new product that can be delivered in an improving 2010 market

Mark Culwell Senior Vice President Development

Strengthen Our Portfolio Strong Development Team Strong development team with combined experience of over 140 years including: Trammell Crow Residential Gables Residential JPI Lincoln Property Company Fairfield Residential Shea Homes Strong construction team with combined experience of over 102 years including: Manhattan Construction Centex Construction ICI Construction

Strengthen Our Portfolio Attractive Target Markets Low home affordability index: Seattle @ 60.1% Los Angeles @ 32.5% No.Va./D.C. @ 70.9% Favorable demand/supply ratio: Houston @ 5.4 Raleigh @ 5.8 Dallas @ 4.7 Positive operating trends - rent growth: Seattle @ 4.2% Houston @ 4.5% Dallas @ 3.0% Strong/sustainable job formation: Houston @ 80,000 Seattle @ 29,000 Dallas @ 40,800 Strong demographics - median income: Seattle @ $75,000 Dallas @ $62,000 No.Va./D.C. @ $94,500

Strengthen Our Portfolio Target Markets: Seattle/Puget Sound - infill/redevelopment sites; Bellevue San Francisco/Bay Area - infill/redevelopment sites Los Angeles/San Diego - redevelopment sites Phoenix - infill/redevelopment sites Dallas - infill/redevelopment sites, proximity to major employment centers Houston - near major transportation corridors, proximity to employment Washington D.C. - inside the beltway, near major employment, Metro stops Northern Virginia - high incomes, near major employment centers

2008 Deliveries Strengthen Our Portfolio

Strengthen Our Portfolio Wholly-owned development Lincoln at Towne Square Phase II Plano, TX 302 homes $25M budget $83,000 cost per home 6.5% - 7.0% return Expected completion - 3Q08

Strengthen Our Portfolio Woodlands Site I-45 Wholly-owned development Laurelwoode Montgomery County, TX 324 homes $25M budget $77,200 cost per home Expected 7.0% return Start date: 2Q07 Expected completion date: 3Q08

Strengthen Our Portfolio Joint venture Jefferson at Marina del Rey JPI - national apartment developer Negotiated new development in Marina Del Rey, CA 298 homes $138M budget $463,000 cost per home Expected 6.0% - 6.5% return Expected completion Q3 2008

Strengthen Our Portfolio Development pre-sale The Waterford Phoenix, Arizona 200 homes $25M budget $125,000 cost per home Expected returns of 7.0% - 7.5% Expected completion date: 4Q08

2009 Deliveries Strengthen Our Portfolio

Strengthen Our Portfolio Wholly-owned development Riachi at One 21 Phase 2 Plano, TX 200 homes $19M budget $95,000 cost per home 7.0% - 7.25% return Expected completion - 1Q09

Strengthen Our Portfolio Development pre-sale Vintage Lofts Tampa, Florida 249 homes $48M budget $193,000 cost per home Expected returns of 6.5% - 7.0% Expected completion date: 1Q09

Strengthen Our Portfolio Development pre-sale Mustang Park Dallas, TX 289 homes $28M budget $97,000 cost per home Expected returns of 7.0% - 7.5% Expected completion date: 4Q09 Mustang Park Willow Bend Mall Prestonwood Country Club

2010 Deliveries Strengthen Our Portfolio

Strengthen Our Portfolio Wholly-owned development Stadium Village Surprise, AZ 382 homes $47M budget $124,000 cost per home Expected 6.25% - 6.75% return Start date: 4Q07 Expected completion date: 1Q10 Ranger/Roy als Stadium

Wholly-owned development Belmont Dallas, TX 465 homes $64M budget $138,043 cost per home 6.5% return Expected completion: 2Q10 Strengthen Our Portfolio I-75 Central Expressway Garrett Ave Bennett Ave. Fitzhugh Ave Downtown Belmont

Strengthen Our Portfolio Caroline Village I -95 Wholly-owned development Signal Hill Woodbridge, VA 360 homes $75M budget $217,000 cost per home Expected 6.25% return Expected start date: 2Q08 Expected completion date: 2Q10 Signal Hill

Strengthen Our Portfolio Wholly-owned development The Tribute Raleigh, NC 359 homes $45.5M budget $130,000 cost per home Expected 6.5% - 7.0% return Expected start date: 1Q08 Expected completion date: 1Q10 Expected completion date: 1Q10 Expected completion date: 1Q10 Expected completion date: 1Q10 Expected completion date: 1Q10 Expected completion date: 1Q10 Expected completion date: 1Q10 Expected completion date: 1Q10 Expected completion date: 1Q10 Expected completion date: 1Q10 Carolina Corporate Center Glenwood Avenue Carolina Corporate Centre Office Park

Strengthen Our Portfolio Wholly Owned Development - 2400 14th Street Washington, D.C. 255 Homes $124 Million Budget $487,000 Cost per Home Expected 5.5% to 6.5% Return Expected Start Date: 3Q08 Expected Completion Date: 2Q10 Carolina Corporate Center

Vitruvian Park Addison, TX Phase I Development 667 homes $108M budget Retail, office and other zoning Estimated start: 3Q 2008 Return on costs: 6.5% - 7.0% Expected completion: 3Q10 Strengthen Our Portfolio

2011 Deliveries Strengthen Our Portfolio

Bellevue Plaza Development Site Strengthen Our Portfolio Joint venture Bellevue Plaza Proposed high-rise development 400 homes $135M budget $270,000 cost per home Ground floor retail Expected 6.0% - 6.5% return Structure: 49% UDR / 51% SU Development

Strengthen Our Portfolio Joint venture Ashwood Commons Bellevue, WA 271 homes Closed JV in 4Q06 Structure: 49% UDR / 51% Su Development Managed by UDR Ground floor retail Total cost of $97M

Strengthen Our Portfolio Future development Grandview Glendale, CA 218 homes $67M budget $307,000 cost per home Expected 6.0% - 6.5% return Expected completion: TBD Current use and revenue generated by:103,100 SF office building Existing Grandview Office Building

Strengthen Our Portfolio Future development Summit at Mission Bay San Diego, CA 486 homes $163M budget $340,000 cost per home Expected 5.5% - 6.0% return Expected start date: TBD Current use and revenue generated by: 323-home apartment building Existing Summit at Mission Bay

Strengthen Our Portfolio Future development Foxborough Orange, CA 260 homes $77M budget $296,000 cost per home Expected 6.0% - 6.5% return Expected start date: TBD Current use and revenue generated by: 90-home apartment building Existing Foxborough

Strengthen Our Portfolio VITRUVIAN PARK: Infill opportunity of 99 acres couldn't be assembled and entitled within 2 years without experienced, capable people Phase I is $100M starting in 2008 City invests $40M starting in 2008 In execution, it's a phase by phase project, mitigating risk because: Balance of land is income producing (existing apartments) Scale of project ensures transformation of neighborhood UDR controls supply by controlling the land

Strengthen Our Portfolio

Vitruvian Park Video

Mark Wallis Senior Executive Vice President

Strengthen Our Portfolio Redevelopment Pipeline

Strengthen Our Portfolio Redevelopment Successfully completed 3,245 homes 7% - 9% cash-on-cash returns on capital investment, on 1,600-1,800 homes per year with a focus on Northern Virginia and California Investment criteria for redevelopment: Older asset in "Forever Great" location Opportunity to significantly increase rents and change the resident profile, substantiated by detailed market study Physical characteristic of structure allows for transforming architectural change Favorable local entitlement process

Richard Giannotti Executive Vice President Redevelopment

Redevelopment - Washington / Baltimore Corridor Pre-Redevelopment Ellicott Grove Apartments Ellicott City, Maryland 300 garden style homes 939 weighted average sq. ft. $989 weighted average rent

Redevelopment - Washington / Baltimore Corridor Post-Redevelopment Ellicott Grove Apartments $1,310 weighted average rent 46% growth in NOI $16.1M estimated value creation

Redevelopment - Washington / Baltimore Corridor Pre-Redevelopment Post-Redevelopment Post-Redevelopment Post-Redevelopment

Redevelopment - Washington / Baltimore Corridor Pre-Redevelopment Wellington Place at Olde Town Manassas, VA 372 garden style homes 814 weighted average sq. ft. $1,060 weighted average rent

Redevelopment - Washington / Baltimore Corridor Redevelopment - Washington / Baltimore Corridor Post-Redevelopment Wellington Place at Olde Town $1,282 weighted average rent 23% growth in NOI $10.7M estimated value creation

Redevelopment - Circle Towers

Redevelopment - Circle Towers

Redevelopment - Circle Towers

Redevelopment - Circle Towers

Redevelopment - Circle Towers

Redevelopment - Circle Towers

Redevelopment - Circle Towers

Operations 2.0 UDR Investor Presentation

Louis Kovalsky Virginia, Maryland, Washington DC, Tennessee (20 years industry experience, 6.5 years with UDR) Dennis Sandidge Florida (31 years industry experience, 12.5 years with UDR) Kathy Clem Texas (28 years industry experience, 4 years with UDR) Teresa Barker Northern California, Washington, Oregon (19 years industry experience, 7 years with UDR) Tracy Saffos Southern California, Phoenix (18 years industry experience, 6 years with UDR) Implement Ops 2.0 Operations Leadership by Area

Dhrubo Sircar Senior Vice President and Chief Information Officer

Vision: create an effective e-business model in the multi-family industry

Stage	Sales & Marketing	Leasing	Payments Processing	Renewals	Enhanced Customer Service & Experience
1	Balloons, walk-in foot traffic	Hand-written	Bartering – chickens & goats	Campaigns, letters, phone calls, face to face	Phone calls, paper work orders
2	Print ads, call center	Type-written	Checks & money orders	Yieldstar driven renewal letters	Phone calls, call center, Real Estate Mgmt System (1-Site) logs interactions
3	Internet leads	Word-processor & disk file	ACH transactions	Call Center driven warm solicitation	Extended facility hours, 7x24 Call Center support
4	Craigslist, Yieldstar (46% of leases originate from internet leads)	Electronic Leasing Template	Credit cards & rewards	Automated electronic renewals via self-service portals, e-sig, Web-link via e-mail	Service techs alerted via Text/SMS messages, Residents notified of work completion via text/SMS messages
5	Mobile marketing, bar code messaging	Electronic Leasing, e-sig, E-Document mgmt & storage, regional leasing teams	80% cashless / 20% other	50% of all renewals via self-service portals and E-mail links	Community & socialization, convenience & mixed use setups, personalized information, contact history, warm follow-ups

Implement Ops 2.0 Evolution of Sales & Marketing - From the 80's to Today and Tomorrow Stage 1 Balloons Walk-in Foot Traffic Stage 2 Print Ads Answering Service Stage 3 Internet Leads Answering Service

Stage 5 Mobile marketing bar code messaging best results in the industry social media optimization/mktg. (75% of leases originate from internet leads) Implement Ops 2.0 Evolution of Sales & Marketing - From the 80's to Today and Tomorrow Stage 4 Craigslist ILS Yieldstar (Price Optimization) Enhanced Answering Service (Currently 46% of leases originate from internet leads)

Random Call from the UDR Call Center...

Prospects see our bar code in advertising as they walk or drive by and they can connect via their mobile phone and get directed to a UDR Mobile web page with complete photos and descriptions Implement Ops 2.0 Quick Response 2-D Bar Code

UDR(r) BMW(r) Business Week(r) Carphone Warehouse(r) eBay(r) ESPN(r) University of Texas(r) Hilton Hotels(r) Implement Ops 2.0 Companies Already Using 2-D Bar Coding in Advertising

Vision: create an effective e-business model in the multi-family industry

Stage	Sales & Marketing	Leasing	Payments Processing	Renewals	Enhanced Customer Service & Experience
1	Balloons, walk-in foot traffic	**Hand-written**			Phone calls, paper work orders
2	Print ads, call center	**Type-written**			Phone calls, call center, Real Estate Mgmt System (1-Site) logs interactions
3	Internet leads	**Word-processor & disk file**			Extended facility hours, 7x24 Call Center support
4	Craigslist, Yieldstar (46% of leases originate from internet leads)	**Electronic Leasing Template**			Service techs alerted via Text/SMS messages, Residents notified of work completion via text/SMS messages
5	Mobile marketing, bar code messaging	**Electronic leasing, e-signature, E-document mgmt & storage, regional leasing teams**			Community & socialization, convenience & mixed use setups, personalized information, contact history, warm follow-ups

Word-processor & disk file Internet leads Electronic Leasing Template Craigslist, Yieldstar (46% of leases originate from internet leads) Type-written Print ads, call center Hand-written Balloons, walk-in foot traffic Mobile marketing, bar code messaging Electronic Leasing, e-sig, E-Document mgmt & storage, regional leasing teams Enhanced Customer Service & Experience Leasing Sales & Marketing Renewals Payments Processing Stage 1 2 3 4 5 Vision: create an effective e-business model in the multi-family industry Checks & money orders ACH transactions Credit cards & rewards 80% cashless / 20% other Cash

Vision: create an effective e-business model in the multi-family industry

Stage	Sales & Marketing	Leasing	Payments Processing	Renewals	Enhanced Customer Service & Experience
1	Balloons, walk-in foot traffic	Campaigns, letters, phone calls, face to face			Phone calls, paper work orders
2	Print ads, call center	Yieldstar driven renewal letters			Phone calls, call center, Real Estate Mgmt System (1-Site) logs interactions
3	Internet leads	Call center driven warm solicitation			Extended facility hours, 7x24 Call Center support
4	Craigslist, Yieldstar (46% of leases originate from internet leads)	Automated electronic renewals via self-service portals, e-signature, Web-link via e-mail			Service techs alerted via Text/SMS messages, Residents notified of work completion via text/SMS messages
5	Mobile marketing, bar code messaging	50% of all renewals via self-service portals and E-mail links			Community & socialization, convenience & mixed use setups, personalized information, contact history, warm follow-ups

Vision: create an effective e-business model in the multi-family industry

<table>
<tr><th>Stage</th><th>Sales & Marketing</th><th>Leasing</th><th>Payments Processing</th><th>Renewals</th><th>Enhanced Customer Service & Experience</th></tr>
<tr><td>1</td><td>Balloons, walk-in foot traffic</td><td>Hand-written</td><td colspan="3">Phone calls, paper work orders</td></tr>
<tr><td>2</td><td>Print ads, call center</td><td>Type-written</td><td colspan="3">Phone calls, call center, Real Estate Mgmt System (1-Site) logs interactions</td></tr>
<tr><td>3</td><td>Internet leads</td><td>Word-processor & disk file</td><td colspan="3">Extended facility hours, 7x24 call center support</td></tr>
<tr><td>4</td><td>Craigslist, Yieldstar (46% of leases originate from internet leads)</td><td>Electronic Leasing Template</td><td colspan="3">Service techs alerted via Text/SMS messages, residents notified of work completion via text/SMS messages</td></tr>
<tr><td>5</td><td>Mobile marketing, bar code messaging</td><td>Electronic Leasing, e-sig, E-Document mgmt & storage, regional leasing teams</td><td colspan="3">Community & socialization, convenience & mixed use setups, personalized information, contact history, warm follow-ups</td></tr>
</table>

Vision: create an effective e-business model in the multi-family industry

Stage	Sales & Marketing	Leasing	Payments Processing	Renewals	Enhanced Customer Service & Experience
1	Balloons, walk-in foot traffic	Hand-written	Bartering – chickens & goats	Campaigns, letters, phone calls, face to face	Phone calls, paper work orders
2	Print ads, call center	Type-written	Checks & money orders	Yieldstar driven renewal letters	Phone calls, call center, Real Estate Mgmt System (1-Site) logs interactions
3	Internet leads	Word-processor & disk file	ACH transactions	Call Center driven warm solicitation	Extended facility hours, 7x24 Call Center support
4	Craigslist, Yieldstar (46% of leases originate from internet leads)	Electronic Leasing Template	Credit cards & rewards	Automated electronic renewals via self-service portals, e-sig, Web-link via e-mail	Service techs alerted via Text/SMS messages, Residents notified of work completion via text/SMS messages
5	Mobile marketing, bar code messaging	Electronic Leasing, e-sig, E-Document mgmt & storage, regional leasing teams	80% cashless / 20% other	50% of all renewals via self-service portals and E-mail links	Community & socialization, convenience & mixed use setups, personalized information, contact history, warm follow-ups

Implement Ops 2.0 Financial Impact of Ops 2.0 Estimated annual NOI benefit for an average property is approximately $100,000 With 171 properties this means the annual company-wide impact is approximately $17M FFO/share will increase $.10-$.13 per share Assuming a cap rate of 5%, the value of UDR's properties would increase $300-$350M End result is an increase in NAV of $2.00-$2.50 per share

Implement Ops 2.0 Financial View of a Property Pre/Post Ops 2.0 e-Business Average year Sales and Marketing Leasing Payment Processing Renewals Customer Service Net Effect of Ops 2.0 Financial Futures Gross Potential Rent 3,566,568 36,000 36,000 3,602,568 Concessions (40,896) (40,896) Effective Rent 3,525,672 36,000 36,000 3,561,672 Vacancy Loss (193,908) 13,800 13,800 13,800 13,800 55,200 (138,708) Bad Debit (18,828) 3,600 3,600 (15,228) Net Rental Income 3,312,936 13,800 13,800 3,600 13,800 49,800 94,800 3,407,736 Fee income 134,232 134,232 Utility Reimbursement 128,760 128,760 Total Other Income 262,992 262,992 Total Revenue 3,575,928 13,800 13,800 3,600 13,800 49,800 94,800 3,670,728 Taxes and Insurance 394,884 - 394,884 Utilities 176,232 500 500 500 500 2,000 178,232 Repairs and Maintenance 190,356 1,000 3,600 4,600 194,956 Personnel 290,688 32,000 10,000 6,000 (20,000) 28,000 318,688 Administrative and Marketing 84,252 1,000 1,000 6,000 1,000 9,000 93,252 Total Expenses 1,136,412 1,500 33,500 10,000 13,500 (14,900) 43,600 1,180,012 Net Operating Income 2,439,516 15,300 47,300 13,600 27,300 34,900 138,400 2,577,916

Implement Ops 2.0 Conclusions We are taking our business to where residents want us to be We feel Ops 2.0 is mutually beneficial for both our residents and UDR. We are giving them the flexibility they want while increasing the value of our enterprise The bar just keeps rising. We will change to accommodate customer preference

Implement Ops 2.0 Discussion & Questions

Mike Ernst Executive Vice President

Tom Simon Senior Vice President and Treasurer

Debt Portfolio Today ($M) Debt Debt Secured $1,151 Unsecured 2,028 Total* $3,179 Floating rate % 4% 2008 maturities $76 2009 maturities $379 Debt to market cap 47% * 5.15% avg. rate, 6.4 yr. avg. maturity * 5.15% avg. rate, 6.4 yr. avg. maturity

Current balance $0 Available balance $600 Debt to assets 39% - Covenant 60% Fixed charge coverage 2.03X - Covenant 1.50X Unencumbered pool value $5,890 Unencumbered pool value to unsecured debt 290% - Covenant 150% Source Low Cost Capital Line Of Credit ($M)

Portfolio Sale As of June 2, 2008 ($M) Sources Gross sales $1,710 Deferred sales (8) Note receivable (200) Closing costs and pro-rations (24) Net proceeds $1,478 Uses 1031 acquisitions closed $ 558 1031 acquisitions remaining 176 - 279 Special dividend 190 - 130 Paid off debt 430 - 387 Stock buy back 124 $1,478

Capital Budget June 1, 2008 through December 31, 2009 ($M) Uses 2008 2009 Development and redevelopment $265 $279 1031 acquisitions 279 - ROI projects 34 30 Special dividend - 137 Debt maturities 76 379 $654 $825

Capital Budget June 1, 2008 through December 31, 2009 ($M) Sources 2008 2009 Operating cash flow (1) $15 $55 Construction financing draws 250 200 Note receivable - 200 Secured debt facility draw 115 - City of Addison initial funding 24 - 1031 exchange funds 240 - Draws on line 10 370 $654 $825 Available line balance $590 $220 (1) Cash flow less regular dividend and recurring Capex (1) Cash flow less regular dividend and recurring Capex (1) Cash flow less regular dividend and recurring Capex

Capital Transactions Construction Loans: Currently in market on 5 projects for $250M Other identified projects for $200M Unsecured Bonds: $100M - $200M as market allows Weighted average rate of expiring unsecured debt is 6.3%

David Messenger Chief Financial Officer

UDR - NAV Pools of Assets Mature communities Non-mature communities Future NAV creators

Mature Communities 32,342 homes Forward 12 month NOI ($M) $264.8 Capex assumption $650/home Management fee 2.75% NAV: $26.77 to $30.73 per share* * Represents a range of cap rates on the mature NOI above; all non-mature investments are included at their respective costs.

Non-Mature Communities Development Redevelopment JVs Pre-sale arrangements 2007 acquisitions Homes Stabilized NOI 6,632 $115.0 2,556 18.0 972 15.4 1,504 14.9 2,327 18.2 NAV: $1.96 to 4.09 per share* *Represents value creation using various cap rates on stabilized NOI less expected total project costs

Future NAV Creators UDR-owned development on drawing board Vitruvian Park development rights Below-market rate debt Ops 2.0 and a 5-year capex strategy Future redevelopment Fee and JV Income Kitchen & bath program NAV: at least $1.00 per share

UDR - Cap Rate Sensitivity Cap Rate Matures Non-Matures Future NAV 5.0% $30.73 $4.09 $1.00 $35.82 5.2% 29.30 3.32 1.00 33.52 5.4% 27.99 2.63 1.00 31.62 5.6% 26.77 1.96 1.00 29.73

Warren Troupe Senior Executive Vice President

Selected Capital Market Initiatives Expand Joint Venture Activity Rationale Generates fee income to supplement property income Promoted return on general partner interest in fund Another potential source of capital Lowers overall corporate risk

Selected Capital Market Initiatives Expand Joint Venture Activity Form of joint venture: Institutional Investors Merchant Builders Funds

Existing Joint Ventures Current program is over $1B Amount ($M) UDR% Interest Texas Texas Texas Invested $350 20 Committed 300 20 Bellevue 291 49 Marina del Rey 138 49

Existing Joint Ventures Amount ($M) UDR% Interest Texas 9 properties 3,690 Homes Lincoln Town Square II 302 Homes Status: Construction, 56 homes completed as of 3/31/2008, estimated completion 3Q08 $650 20 Bellevue 989 Elements 166 Homes Status: Stabilized Ashwood Commons 274 Homes Status: Construction, estimated 4Q08 Bellevue Plaza 430 Homes Status: Pre-construction, estimated completion 4Q10 $291 49 Marina Del Rey Jefferson at Marina Del Rey 298 Homes Status: Construction/Lease-up (non-stabilized), estimated completion 3Q08 $138 100 (less profit Interest)

Timing Portfolio acquisitions 2008-2009 Leverage operating platform Candidates for kitchen and bath program Redevelopment 2008-2009 Exterior upgrades and interior renovations Development 2009 $2.6B pipeline Vitruvian Park Funds 2009-2010 Seek to establish additional JVs with institutional investors

Special Dividend Amount Range of $130M - $190M Complete 1031 acquisitions by August 30, 2008 and finalize amount of special dividend in 3Q08 Form of Special Dividend . . . Reviewing Cash Stock Combination of cash and stock (minimum of 20% cash) Timing Must be declared by Board of Directors on or prior to December 31, 2008 Payable in 4Q or no later than January 31, 2009

Tom Toomey President & CEO

Transformation for Growth In summary We've covered a lot of ground - but everything we've discussed is driven by our core strategies: is driven by our core strategies: is driven by our core strategies:

We have a clear vision and the right growth strategies to deliver superior value creation We have the management bench, discipline and capital resources to implement our plan We can improve our strong past performance to deliver future growth Transformation for Growth In summary:

Strengthen our portfolio More emphasis on urbanization & energy investing Expand RE3 and other income streams $171M new development delivered $30M re-development delivered Implement Ops 2.0 Utilize hand-held devices to execute leases 60% of leases via internet Source low-cost capital Increase JV capital Transformation for Growth Before we adjourn, let me offer a glimpse of what we'll share at our 2009 Investor Day:

Strengthen our portfolio Communities attuned to resident affordability: close to transportation, energy efficient Expand RE3 and other income streams Development locations - urban settings, energy initiatives Redevelopment incorporates more sustainability/green initiatives Implement Ops 2.0 Full electronic leasing resulting in margin expansion Operating model allows 24x7 communication with residents Source low-cost capital Several JV funds established Transformation for Growth And, let me look forward 5 years for important industry trends

Before we adjourn, I want to comment on tonight's dinner speaker, Paul Hawken. He is an: Environmentalist Entrepreneur Journalist Author He has dedicated his life to sustainability and changing the relationship between business and the environment. Transformation for Growth

UDR Investor Day June 2, 2008 Thank you for attending and for your interest in UDR